EXECUTION VERSION
PRIORITY TECHNOLOGY HOLDINGS, INC.
PURCHASE AGREEMENT
This Purchase Agreement (this “Agreement”) is made as of April 27, 2021, by and among Priority Technology Holdings, Inc., a Delaware corporation (the “Corporation”), and the entities set forth on Schedule I (the “Investors”).
WHEREAS, the Corporation proposes to issue and sell to the Investors, and the Investors propose to purchase from the Corporation, in each case on the terms and subject to the conditions set forth in this Agreement, (i) up to $250,000,000 in aggregate Liquidation Preference of a series of preferred stock, par value $0.001 per share, of the Corporation (“Preferred Stock”), designated as “Senior Preferred Stock” (the “Senior Preferred Stock”), having the powers, preferences and rights, and the qualifications, limitations and restrictions, as set forth in the Certificate of Designations (the “Certificate of Designations”) in substantially the form of Exhibit A, and (ii) warrants to purchase the total number of shares of the Corporation’s common stock, par value $0.001 (the “Common Stock”), set forth on Schedule I (subject to adjustment) (the “Warrants”), in substantially the form of Exhibit B.
WHEREAS the Senior Preferred Stock and the Warrants are being offered and sold to the Investors, on the terms and subject to the conditions set forth in this Agreement, without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on an exemption from the registration requirements under the Securities Act.
NOW, THEREFORE, in consideration of, and on the basis of, the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:
SECTION 1.     PURCHASE AND SALE
    1.1    Agreement to Purchase and Sell.
(a)     On the terms and subject to the conditions of this Agreement, each Investor (severally and not jointly) agrees to purchase at the Initial Closing (as defined below), and the Corporation agrees to sell and issue to each Investor at the Initial Closing, (x) that number of shares of Senior Preferred Stock set forth opposite such Investor’s name on Schedule I under the heading “Number of Purchased Shares of Initial Preferred Stock” (the total number of such shares of Senior Preferred Stock as set forth on Schedule I, the “Initial Preferred Stock” and together with the Warrants, the “Initial Securities”) and (y) Warrants to purchase that number of shares of Common Stock set forth opposite such Investor’s name on Schedule I under the heading “Number of Shares of Common Stock Underlying Warrants,” in each case for the aggregate cash purchase price set forth opposite the name of such Investor on Schedule I under the heading “Purchase Price.”
(b)    On the terms and subject to the conditions of this Agreement, each Investor (severally and not jointly) agrees to purchase at the Acquisition Closing (as defined below), if it occurs, and the Corporation agrees to sell and issue to each Investor at the Acquisition Closing, if it occurs, that number of shares of Senior Preferred Stock set forth opposite such Investor’s name on Schedule II under the heading “Number of Purchased Shares of Acquisition Preferred Stock” (the total number of such shares of Senior Preferred Stock as set forth on Schedule II, the “Acquisition Preferred Stock”) for the cash purchase price set forth opposite the name of such Investor on Schedule II under the heading “Purchase Price”; provided that each Investor’s obligation to purchase shares of Acquisition Preferred Stock pursuant to this Agreement shall terminate automatically and without further action of the parties on the earliest of (i) 5:00 p.m., New York City time, on February 28, 2022, (ii) the date that the Acquisition is consummated without the proceeds of the issuance and sale of the Acquisition Preferred Stock, (iii) the date on which the Merger Agreement is terminated in accordance with its terms and (iv) the date on which the Corporation delivers written notice to the Investors of its election to terminate the Investors’ obligations to purchase shares of Acquisition Preferred Stock pursuant to this Agreement.
(c)    On the terms and subject to the conditions of this Agreement, each Investor (severally and not jointly) agrees to purchase in the aggregate at one or more Delayed Closings (as defined below), if any occurs, and the Corporation agrees to sell and issue to each Investor at any Delayed Closing, if it occurs, its Proportionate Share of the aggregate number of shares of Senior Preferred Stock to be issued and sold at such Delayed Closing (as set forth in the applicable Delayed Closing Notice (as defined below)) for a cash purchase price of $1,000.00 per share; provided that (i) in no event shall any Investor be obligated pursuant to this Section 1.1(c) to purchase in the aggregate more than the number of shares of Senior Preferred Stock set forth opposite such Investor’s name on Schedule III under the heading “Delayed Preferred Stock” (the total number of such shares of Senior Preferred Stock as set forth on Schedule III, the “Delayed Preferred Stock”), and (ii) each Investor’s obligation to purchase shares of Delayed Preferred Stock pursuant to this Agreement shall terminate automatically and without further action of the parties upon the earlier of (x) 5:00 p.m., New York City time, on October 27, 2022 and (y) the date on which the Corporation delivers written notice to the Investors of its election to terminate the Investors’ obligations to purchase shares of Delayed Preferred Stock pursuant to this Agreement.
    1.2    Initial Closing. The purchase and sale of the Initial Securities (the “Initial Closing”) shall take place remotely via the exchange of documents and signatures, at 10:00 a.m., New York City time, on the date hereof, or at such other time and place as the Corporation and the Investors shall mutually agree, orally or in writing (the date of the Initial Closing is hereinafter referred to as the “Initial Closing Date”).
1.3    Acquisition Closing. The purchase and sale of the Acquisition Preferred Stock, if any (the “Acquisition Closing”), shall take place remotely via the exchange of documents and signatures on the date specified in writing to the Investors at least ten (10) Business Days prior to such purchase and sale, or at such other time and place as the Corporation and the Investors shall mutually agree, orally or in writing (the date of the Acquisition Closing is hereinafter referred to as the “Acquisition Closing Date”).
1.4    Delayed Closing. The purchase and sale of the Delayed Preferred Stock, if any (each, a “Delayed Closing”) shall take place remotely via the exchange of documents and signatures on the date and in the amount (subject to the limitations set forth in Section 1.1(c)) specified in writing to the Investors (each such writing, a “Delayed Closing Notice”) at least ten (10) calendar days prior to such purchase and sale, or at such other time and place as the Corporation and the Investors shall mutually agree, orally or in writing (the date of any Delayed Closing is hereinafter referred to as a “Delayed Closing Date”). Unless otherwise specified, “Closing” shall refer to the Initial Closing and, if it occurs, the Acquisition Closing, and if it occurs, each Delayed Closing, and “Closing Date” shall refer to the Initial Closing Date and, if it occurs, the Acquisition Closing Date, and if it occurs, each Delayed Closing Date.
    1.5    Delivery and Payment.
(a)The Corporation shall register on the books and records of the Corporation each Investor as the owner of, and deliver to each Investor a certificate evidencing, the Senior Preferred

Stock purchased by such Investor hereunder on the applicable Closing Date and the Warrants purchased by such Investor hereunder on the Initial Closing Date.
(b)On the terms and subject to the conditions set forth in this Agreement, each Investor shall remit or cause to be remitted by wire transfer the amount of immediately available funds equal to (i) its “Purchase Price” as set forth on Schedule I (in the case of the Initial Securities) or Schedule II (in the case of the Acquisition Preferred Stock) or (ii) the product of the number of shares of Delayed Preferred Stock to be purchased by such Investor on the applicable Delayed Closing Date multiplied by the per share price specified in Section 1.1(c) above, in each case, on the applicable Closing Date to an account designated by the Corporation.
    1.6    Use of Proceeds.
(a)    On the Initial Closing Date, the Corporation will use the proceeds from the issuance and sale of the Initial Securities, together with the proceeds of the Initial Term Loans and (to the extent permitted under the Debt Commitment Letter as in effect on March 5, 2021) borrowings of Revolving Loans, (i) to fund the Initial Closing Date Refinancing and (ii) to pay Initial Closing Date Transaction Costs.
(b)    On the Acquisition Closing Date, the Corporation will use the proceeds from the issuance and sale of the Acquisition Preferred Stock, together with the proceeds of borrowings of the Delayed Draw Term Loans, (i) to pay the cash consideration in connection with the Acquisition, (ii) to fund the Target Refinancing and (iii) to pay Acquisition Closing Date Transaction Costs.
(c)    On each Delayed Closing Date, the Corporation will use the proceeds from the issuance and sale of the Delayed Preferred Stock issued and sold on such date to fund one or more Permitted Acquisitions.
SECTION 2.    DEFINED TERMS
“Acquisition” means the acquisition by the Corporation, directly or indirectly, of the Target and its subsidiaries pursuant to the Merger Agreement.
“Acquisition Closing Date Transaction Costs” has the meaning set forth in the definition of “Acquisition Closing Date Transactions.”
“Acquisition Closing Date Transactions” means (a) the consummation of the Acquisition, (b) the issuance and sale of the Acquisition Closing Preferred Stock hereunder and the use of the proceeds thereof as provided herein, (c) the drawing of the Delayed Draw Term Loans under the New Credit Agreement, (d) the Target Refinancing, (e) the consummation of the Equity Contribution and (f) the payment of all fees, costs and expenses incurred or payable by the Corporation or any of its Subsidiaries in connection with the foregoing (this clause (f), the “Acquisition Closing Date Transaction Costs”).
“Adverse Proceeding” means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of, or against, the Corporation or any of its Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claims), whether pending or, to the knowledge of a Senior Officer of the Corporation or any of its Subsidiaries, threatened in writing against the Corporation or any of its Subsidiaries or any property of the Corporation or any of its Subsidiaries.
“Affiliate” has the meaning given to such term in the Certificate of Designations.
“Anti-Corruption Laws” means, collectively, all laws, rules, and regulations of any jurisdiction applicable to the Corporation or its Subsidiaries from time to time concerning or relating to bribery or corruption (including, the FCPA).
“Ares” means Ares Capital Management LLC (together with its managed funds and accounts) and Ares Alternative Credit Management LLC (together with its managed funds and accounts).
“Authorized Officer” means, as applied to any Person (other than a natural person), any individual holding the position of chairman of the board (if an officer), chief executive officer, president, vice president (or the equivalent thereof), chief financial officer, treasurer, secretary or other officer expressly authorized by a resolution or written consent (delivered to Investors) to represent such Person in such capacity and such Authorized Officer shall conclusively presume to have acted on behalf of such Person.
“Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. §§ 101 et seq.).
“Bankruptcy Event” has the meaning given to such term in the Certificate of Designations.
“Beneficial Ownership Regulation” means 31 C.F.R. §1010.230.
“Board of Directors” has the meaning given to such term in the Certificate of Designations.
“Borrowers” has the meaning given to such term in the New Credit Agreement.
“Business Day” has the meaning given to such term in the Certificate of Designations.
“Capital Stock” has the meaning given to such term in the Certificate of Designations.
“Cash” means money, currency or a credit balance in any demand or deposit account, in each case, determined in accordance with GAAP.
“Common Stock Equivalents” means, collectively, Options and Convertible Securities.
“Control” (including, with correlative meanings, the terms “Controlling,” “Controlled by” and “under Common Control”), has the meaning given to such term in the Certificate of Designations.
“Controlling Stockholder Letter Agreement” means that certain letter agreement, dated the date hereof, in substantially the form attached as Exhibit D hereto, among the Controlling Stockholders and the Investors.

“Controlling Stockholders” has the meaning set forth in the definition of Interim Period Covenants.
“Convertible Securities” means any stock or securities (other than Options) convertible into or exercisable or exchangeable for shares of Common Stock.
“Credit Documents” has the meaning given to such term in the New Credit Agreement.
“Debt Commitment Letter” means that certain Commitment Letter, dated as of March 5, 2021 (including the exhibits thereto), by and among Holdings, Truist Bank and Truist Securities, Inc.
“Debt Fee Letter” means that certain First Lien Fee Letter, dated as of March 5, 2021, by and among Holdings, Truist Bank and Truist Securities, Inc.
“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Delayed Draw Term Loans” has the meaning given to such term in the New Credit Agreement.
“Disqualified Institutions” has the meaning given to such term in the Certificate of Designations.
“Employee Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA which is or was sponsored, maintained or contributed to by, or required to be contributed by the Corporation or any of its Subsidiaries or any of their respective ERISA Affiliates.
“Environmental Claim” means any investigation, written notice, written notice of violation, claim, action, suit, proceeding, demand, abatement order or other written order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (a) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (b) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or (c) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.
“Environmental Laws” means any and all current or future foreign or domestic, federal or state (or any subdivision of any of them), statutes, ordinances, orders, rules, regulations, judgments, Governmental Authorizations, or any other requirements of Governmental Authorities relating to (a) environmental matters, including those relating to any Hazardous Materials Activity; (b) the generation, use, storage, transportation or disposal of Hazardous Materials; or (c) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to the Corporation or any of its Subsidiaries or any Real Estate Asset.
“Environmental Liability” means any liability, obligation, loss, claim, action, order or cost, contingent or otherwise (including any liability for damages, costs of medical monitoring, costs of environmental remediation or restoration, administrative oversight costs, consultants’ fees, fines, penalties and indemnities) directly or indirectly resulting from or based upon (a) any actual or alleged violation of any Environmental Law or permit, license or approval issued thereunder, (b) the generation, use, handling, transportation, storage, or treatment of any Hazardous Materials, (c) exposure to any Hazardous

Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.
“Equity Contribution” means the issuance by the Corporation of Common Stock to Stone Point Capital LLC and/or its controlled affiliates, certain members of the Target’s management and certain other investors arranged by and/or designated by Stone Point Capital LLC that are reasonably acceptable to the Investors as merger consideration in accordance with the Merger Agreement.
“Equity Interests” has the meaning given to such term in the Certificate of Designations.
“ERISA” means the Employee Retirement Income Security Act of 1974, including any regulations promulgated thereunder.
“ERISA Affiliate” means, as applied to any Person, (a) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (b) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under Common Control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (c) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (a) above or any trade or business described in clause (b) above is a member. Any former ERISA Affiliate of the Corporation or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of the Corporation or any such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of the Corporation or such Subsidiary and with respect to liabilities arising after such period for which the Corporation or such Subsidiary could be liable under the Internal Revenue Code or ERISA.
“ERISA Event” means (i) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for thirty day notice to the PBGC has been waived by regulation); (ii) the failure to meet all applicable requirements under the Pension Funding Rules or the filing of an application for the waiver of the minimum funding standards under the Pension Funding Rules with respect to any Pension Plan ; (iii) the failure to make any required contribution to any Pension Plan or Multiemployer Plan when due; (iv) the filing of a notice of intent to terminate, the treatment of a Pension Plan or Multiemployer Plan amendment as a termination under Section 4041 or 4041A of ERISA; (v) the withdrawal by the Corporation, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to the Corporation, any of its Subsidiaries or any of their respective Affiliates pursuant to Section 4063 or 4064 of ERISA, or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (vi) the institution by the PBGC of proceedings to terminate any Pension Plan or Multiemployer Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (vii) the imposition of liability on the Corporation, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Title IV of ERISA or Chapter 43 of the Internal Revenue Code, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA; (viii) the withdrawal of the Corporation, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan; (ix) notification of the Corporation, any of its Subsidiaries or any of their respective ERISA Affiliates concerning the imposition of withdrawal liability with respect to any Multiemployer Plan or notification that a Multiemployer Plan is insolvent within the meaning of Title IV of ERISA or in endangered or critical status, within the meaning of Section 305 of ERISA,; (x) the occurrence of an act or omission which could give rise to the imposition on the Corporation, any of its Subsidiaries or any of their respective ERISA Affiliates of fines, penalties, taxes or related charges under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Employee Benefit Plan; (xi) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against the Corporation, any of its Subsidiaries or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan; (xii) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; (xiii) a Pension Plan is in “at risk” status within the meaning of Code Section 430(i); or (xiv) the imposition of a Lien pursuant to Section 412 or 430(k) of the Internal Revenue Code or pursuant to Section 303 or 4068 of ERISA. Notwithstanding any provision of this Agreement to the contrary, “ERISA Event” shall not include the termination of the “defined benefit pension plan” (within the meaning of Section 3(35) of ERISA) sponsored by Target in accordance with the requirements of the terms and conditions of the Merger Agreement.
“Excluded Securities” means any shares of Common Stock issued or issuable: (A) under any Stock Plan; (B) pursuant to the terms of this Agreement or the Warrants or the Transactions; (C) upon conversion, exercise or exchange of any Options or Convertible Securities which are outstanding as of the date hereof and set forth on Schedule 2 hereto, provided that the terms of such Options or Convertible Securities, as applicable, are not amended, modified or changed on or after the date hereof to increase the number of shares issued or issuable pursuant to such securities (other than in connection with stock splits or combinations) or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities; (D) in any publicly-marketed underwritten offering; or (E) as consideration for any Permitted Acquisition (as defined in the Certificate of Designations).
“Existing Senior Credit Agreement” means that certain Credit and Guaranty Agreement, dated as of January 3, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time”), among Pipeline Cynergy Holdings, LLC, Priority Institutional Partner Services LLC, Priority Payment Systems Holdings LLC, Holdings, the lenders from time to time party thereto and Truist Bank, as administrative agent and collateral agent.
“Existing Subordinated Credit Agreement” means that certain Credit and Guaranty Agreement, dated as of January 3, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time), by and among Holdings, the guarantors from time to time party thereto, the lenders party thereto from time to time and Goldman Sachs Specialty Lending Group, L.P., as administrative agent.
“FCPA” means the United States Foreign Corrupt Practices Act of 1977.
“Financial Officer Certification” means, with respect to the financial statements for which such certification is required, the certification of the chief financial officer of the Corporation that such financial statements fairly present, in all material respects, the financial condition of the Corporation and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments and, with respect to unaudited financial statements, the absence of footnotes.
“Financial Plan” has the meaning given to such term in the Certificate of Designations.
“Financing Agreements” means this Agreement, the Certificate of Designations, the Warrants, the Controlling Stockholder Letter Agreement, the Registration Rights Agreement, the Stockholders’ Agreement and the certificates (if any) representing the Senior Preferred Stock.
“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.
“Fiscal Year” means the fiscal year of the Corporation and its Restricted Subsidiaries ending on December 31 of each calendar year.
“Foreign Official” means a Person acting in an official capacity for or on behalf of any Governmental Authority (other than a Governmental Authority of the United States, any state thereof or the District of Columbia).
“GAAP” has the meaning given to such term in the Certificate of Designations.
“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government (including, NAIC and any supra-national bodies such as the European Union or the European Central Bank), any court or any central bank, in each case, whether associated with a state of the United States, the United States, or a foreign entity or government.
“Group Companies” has the meaning given to such term in the Merger Agreement.
“Hazardous Materials” means any chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority or which does, may or could pose a hazard to, or cause an adverse effect on, the health and safety of the owners, occupants or any Persons in the vicinity of any Real Estate Asset or to the indoor or outdoor environment.
“Hazardous Materials Activity” means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, import, export, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.
“Historical Corporation Financial Statements” (a) (i) the audited consolidated balance sheets of the Corporation as at December 31, 2019 and December 31, 2020, and the related audited consolidated statements of income and comprehensive income, changes in owner’s equity and cash flows of the Corporation for the years then ended, (ii) the audited consolidated balance sheets of the Corporation for each fiscal year thereafter ended at least 90 days prior to the Initial Closing Date and the related audited consolidated statements of income and comprehensive income, changes in owner’s equity and cash flows of the Corporation for the year then ended, (b) the unaudited consolidated balance sheets of the Corporation for each quarterly period thereafter ended at least 45 days prior to the Initial Closing Date and the related unaudited consolidated statements of income and cash flows for such period and (c) the unaudited consolidated balance sheets of the Corporation as of each fiscal monthly period ending at least 30 days prior to the Initial Closing Date and the related unaudited consolidated statements of income and cash flows for such monthly periods and for the comparable period in the immediately preceding fiscal year.
“Historical Target Financial Statements” means (a) (i) the audited consolidated financial statements of the Group Companies for the fiscal years ended December 31, 2018, and December 31, 2019, together with the reports thereon by the Target’s accountants (in each case, including a consolidated balance sheet and consolidated statements of income, cash flows and stockholders’ equity) and (ii) the audited consolidated financial statements of the Group Companies for each fiscal year thereafter (in each case, including a consolidated balance sheet and consolidated statements of income, cash flows and stockholders’ equity) to the extent and in the form required to be delivered to the Corporation prior to the applicable Closing Date pursuant to Section 5.3(b) of the Merger Agreement, (b) (i) the unaudited consolidated financial statements of the Group Companies for the nine (9) month period ended September 30, 2020 (including a consolidated balance sheet and a consolidated statement of income only) and (ii) the unaudited consolidated financial statements of the Group Companies for each quarterly period thereafter (including a consolidated balance sheet and a consolidated statement of income only) to the extent and in the form required to be delivered to the Corporation prior to the applicable Closing Date pursuant to Section 5.3(b) of the Merger Agreement and (c) within ten (10) days following the end of each calendar month ending prior to the applicable Closing Date, the statement of the consolidated monthly income of the Group Companies for each such calendar month ending after March 5, 2021.
“Holder” means each Investor and other holder of outstanding shares of Senior Preferred Stock or Warrants as he, she or it may appear in the records of the Corporation.
“Holdings” means Priority Holdings, LLC, a wholly owned subsidiary of the Corporation.
“Indebtedness” has the meaning given to such term in the Certificate of Designations.
“Initial Closing Date Refinancing” means the repayment in full (or the termination, discharge or defeasance in full) of all outstanding third party indebtedness for borrowed money under (including the release of all guarantees, liens, security interests, pledges, mortgages and other encumbrances with respect thereto, to the extent applicable) the Existing Senior Credit Agreement and the Existing Subordinated Credit Agreement, together with any premium accrued and unpaid interest thereon and any fees and expenses with respect thereto.
“Initial Closing Date Transaction Costs” has the meaning set forth in the definition of “Initial Closing Date Transactions.”
“Initial Closing Date Transactions” means (a) the execution, delivery and performance by the Corporation of the Financing Agreements to be entered into on the Initial Closing Date and the purchase of the Initial Preferred Stock hereunder and the use of the proceeds thereof, (b) the entry into of the New Credit Agreement and the other Credit Documents to be entered into on the Initial Closing Date and the funding of the Initial Term Loans, Revolving Loans (to the extent permitted by the Debt

Commitment Letter), and issuance of Letters of Credit thereunder, (c) the Initial Closing Date Refinancing and (d) the payment of all fees, costs and expenses incurred or payable by the Corporation or any of its Subsidiaries in connection with the foregoing (this clause (d), the “Initial Closing Date Transaction Costs”).
“Initial Term Loans” has the meaning given to such term in the New Credit Agreement.
“Interim Period Covenants” means that:
(a)the Corporation shall not cause or permit a Change of Control to occur;
(b)the Corporation shall not cause or permit any of Thomas C. Priore, The Thomas C. Priore 2019 GRAT and the Thomas C. Priore Irrevocable Insurance Trust U/A/D 1/8/2010 (collectively, the “Controlling Stockholders”) to, directly or indirectly, transfer any Common Stock owned beneficially or of record to any Person other than an Affiliate of such Controlling Stockholder and other than transfers by one or more Controlling Stockholders of Common Stock not exceeding in the aggregate for all such transfers the greater of (i) Common Stock with a fair market value of $25,000,000 (determined as of the date of each such transfer based on the closing price per share of Common Stock on such date) and (y) 7% of the Common Stock held by all Controlling Stockholders as of March 5, 2021;
(c)the Corporation shall not, directly or indirectly, declare, order, pay, make or set apart, or agree to declare, order, pay, make or set apart, any sum for any Restricted Payments except as permitted under clause (a)(2) under the heading “Covenants” in Exhibit B to the Preferred Stock Commitment Letter;
(d)the Corporation shall not, and shall not cause or permit any of its Subsidiaries to, convey, sell, lease or sub-lease (as lessor or sublessor), exchange, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, assets or property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, whether now owned or hereafter acquired, except to the extent permitted by Sections 6.09(c) – (e) or (g) - (p) of the Existing Senior Credit Agreement as in effect on March 5, 2021;
(e)the Corporation shall not, and shall not cause or permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Corporation or any of its Subsidiaries except to the extent permitted by Section 6.12 of the Existing Senior Credit Agreement as in effect on March 5, 2021;
(f)the Corporation shall not, and shall not cause or permit any of its Subsidiaries to, directly or indirectly, make an Investment in any Person that is not a wholly owned Subsidiary of the Corporation as of March 5, 2021, other than any such Investments made after March 5, 2021 not to exceed $40,000,000 in the aggregate for all such Investments, not including the Acquisition;
(g)(i) the Corporation shall not, and shall not cause or permit any of its Subsidiaries to, take any action directly or indirectly resulting in the Common Stock no longer being listed on any of the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange, and (ii) the Corporation shall, and shall cause its Subsidiaries to, take all commercially reasonably steps necessary to prevent the Common Stock from no longer being so listed;

(h)the Corporation shall not cause, permit or effect any amendment to the Corporation’s Organizational Documents, in each case, in any manner that adversely affects the rights, preferences or privileges of the Holders of the Senior Preferred Stock (or the commitments in respect thereof); and
(i)within ten (10) Business Days after the date of delivery to the Investors of the financial statements described in clauses (a) and (b) of the definition of “Historical Corporation Financial Statements,” the Corporation shall cause its senior management to participate in quarterly telephonic conference calls with the Investors on which such senior management shall review the financial results for such period and the financial condition of the Corporation and its Subsidiaries for such period, the overall performance of the Corporation and its Subsidiaries for such period and related matters.
For purposes of the definition of “Interim Period Covenants,” (x) all capitalized terms used but not defined in such definition or otherwise defined in this Agreement (and within the provisions and definitions of the Existing Senior Credit Agreement referenced in such definition) shall have the meanings ascribed thereto in the Existing Senior Credit Agreement as in effect on March 5, 2021 and (y) with respect to the provisions of the Existing Senior Credit Agreement referenced therein:
a.references to “Borrower” or “Holdings” shall be deemed to be references to the Corporation;
b.references to “Restricted Subsidiaries” or “Guarantors” shall be deemed to be references to “Subsidiaries” (as defined in the Existing Senior Credit Agreement as in effect on March 5, 2021);
c.references to “Credit Party” shall be deemed to be references to “the Corporation and its Subsidiaries”
d.references to “Administrative Agent,” “Agent,” “Collateral Agent,” “Lead Arranger,” “Lender” or “Required Lenders” shall be to Ares; and
e.references to other defined terms used in the Existing Senior Credit Agreement as in effect on March 5, 2021 may be interpreted by Ares as necessary or appropriate to give effect to the protective purposes and intent of the Interim Period Covenants (as determined by Ares acting reasonably and in good faith).
“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.
“Letters of Credit” has the meaning given to such term in the New Credit Agreement.
“Lien” has the meaning given to such term in the Certificate of Designations.
“Liquidation Preference” has the meaning given to such term in the Certificate of Designations.
“Margin Stock” has the meaning set forth in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

“Material Adverse Effect” means any event, change or condition, that individually or in the aggregate, has had a material adverse effect with respect to (a) the business, results of operations or financial condition of the Corporation and its Restricted Subsidiaries taken as a whole; (b) the ability of the Corporation to fully and timely perform its payment under any Financing Agreement; (c) the legality, validity, binding effect, or enforceability against the Corporation of a Financing Agreement; or (d) the rights, remedies and benefits, taken as a whole, available to, or conferred upon, any Holder under any Financing Agreement.
“Merger Agreement” means that certain Agreement and Plan of Merger, dated as of March 5, 2021, by and among the Target, the Corporation, Merger Sub, and, solely in its capacity as the “Equityholder Representative” (as defined therein), Stone Point Capital LLC.
“Merger Sub” means Prime Warrior Acquisition Corp., a Delaware corporation and wholly owned indirect subsidiary of the Corporation.
“Multiemployer Plan” means any Employee Benefit Plan which is a “multiemployer plan” as defined in Section 3(37) of ERISA.
“NAIC” means The National Association of Insurance Commissioners or any other similar organization.
“Narrative Report” means, with respect to the financial statements for which such narrative report is required, a narrative report describing the operations of the Corporation and its Restricted Subsidiaries in the form prepared for presentation to senior management thereof for the applicable month, Fiscal Quarter or Fiscal Year and for the period from the beginning of the then current Fiscal Year to the end of such period to which such financial statements relate with comparison to and variances from the immediately preceding period and budget.
“New Credit Agreement” means that certain Credit and Guaranty Agreement, dated as of the date hereof, among Holdings, the other borrowers party thereto, the guarantors party thereto, the lenders party thereto from time to time and Truist Bank, as administrative agent and collateral agent, as in effect on the date hereof.
“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.
“Options” means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.
“Organizational Documents” means (a) with respect to any corporation, its certificate or articles of incorporation or organization and its by-laws (or similar documents), (b) with respect to any limited partnership, its certificate of limited partnership and its partnership agreement (or similar documents), (c) with respect to any general partnership, its partnership agreement (or similar documents), (d) with respect to any limited liability company, its articles of organization or certificate of formation and its operating agreement (or similar documents), and (e) with respect to any other form of entity, such other organizational documents required by local law or customary under such jurisdiction to document the formation and governance principles of such type of entity. In the event any term or condition of this Agreement requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.
“Pension Funding Rules” means the rules of the Internal Revenue Code and ERISA regarding minimum funding standards and minimum required contributions (including any installment payment thereof) and set forth in Sections 412, 430, 431, 432 and 436 of the Internal Revenue Code and Sections 302, 303, 304 and 305 of ERISA.
“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.
“Permitted Acquisition” has the meaning given to such term in the Certificate of Designations.
“Person” has the meaning given to such term in the Certificate of Designations.
“Preferred Default” has the meaning given to such term in the Certificate of Designations.
“Preferred Payment Default” has the meaning given to such term in the Certificate of Designations.
“Preferred Stock Commitment Letter” means that certain Preferred Stock Commitment Letter, dated as of March 5, 2021, between the Corporation and Ares, as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.
“Preferred Stock Fee Letter” means that certain Preferred Stock Fee Letter, dated as of March 5, 2021, between the Corporation and Ares, as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.
“Pro Forma Financial Statements” means the unaudited pro forma consolidated balance sheet and related pro forma consolidated statement of income of the Corporation as of and for the twelve-month period ending on the last day of the most recently completed twelve-fiscal month period ended at least 45 days prior to the applicable Closing Date, prepared after giving effect to (a) in the case of the Pro Forma Financial Statements to be delivered on the Initial Closing Date, the Initial Closing Date Transactions and (b) in the case of the Pro Forma Financial Statements to be delivered on the Acquisition Closing Date, the Acquisition Closing Date Transactions and, in the event the Initial Closing has occurred but the Initial Closing Date Transactions are not yet reflected in the Corporation’s historical financial statements, the Initial Closing Date Transactions, in each case as if the applicable Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such statement of income).
“Proportionate Share” means, as to a particular Investor, the percentage set forth opposite such Investor’s name on Schedule III under the heading “Proportionate Share.”
“Real Estate Asset” means any right, title and interest in real property (including all land, buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by the Corporation or any of its Subsidiaries or any of their respective predecessors or Affiliates.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date hereof, in substantially the form attached as Exhibit C hereto, by and among the Corporation, the Investors and the other Holders from time to time party thereto, among others, as amended in accordance with the terms of the Financing Agreements and in effect from time to time, together with all exhibits and schedules thereto.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, members, directors, officers, employees, agents, trustees, attorneys and advisors of such Person and of such Person’s Affiliates and the successors and assigns of each such Person.
“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater.
“Required Holders” has the meaning given to such term in the Certificate of Designations.
“Required Warrant Holders” means holders of more than 50% of the aggregate number of Warrant Shares and shares of Common Stock issued upon exercise of the Warrants.
“Restricted Subsidiary” has the meaning given to such term in the Certificate of Designations.
“Revolving Loans” has the meaning given to such term in the New Credit Agreement.
“Sanctioned Country” means, at any time, a country, region or territory which itself is, or whose government is, the subject or target of any Sanctions (at the time of this Agreement, the Crimea region of Ukraine, Cuba, Iran, North Korea, and Syria).
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the United States Government (including, without limitation, OFAC or the U.S. Department of State), the United Nations Security Council, the European Union or any European Union member state, the United Kingdom or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or Controlled by any such Person or Persons described in the foregoing clauses (a) or (b).
“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the United States Government (including, without limitation, OFAC or the U.S. Department of State), the United Nations Security Council, the European Union or any European member state, Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority.
“Senior Officer” means, with respect to any Person other than a natural person, the President, Chief Executive Officer, Chief Financial Officer or Chief Operating Officer of such Person.
“Solvent” means, with respect to any Person, that as of the date of determination, (a) the sum of the debt (including contingent liabilities) of such Person and its Restricted Subsidiaries, on a consolidated basis, does not exceed the present fair saleable value of the assets of such Person and its

Restricted Subsidiaries, on a consolidated basis, (b) the present fair saleable value of such Person and its Restricted Subsidiaries, taken as a whole, is not less than the amount that will be required to pay the probable liabilities (including contingent liabilities) of such Person and its Restricted Subsidiaries, on a consolidated basis, or their debts as they become absolute and matured, (c) the capital of such Person and its Restricted Subsidiaries, on a consolidated basis, is not unreasonably small in relation to their business, on a consolidated basis, as contemplated on the date hereof and (d) such Person and its Restricted Subsidiaries, on a consolidated basis, have not incurred and do not intend to incur, or believe that they will incur, debts including contingent obligations, beyond their ability to pay such debts as they become due (whether at maturity or otherwise). For purposes of this definition, the amount of any contingent liability has been computed as the amount that, in light of all of the facts and circumstances existing as of the date hereof, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standards No. 5).
“Specified Merger Agreement Representations” means such of the representations made by or with respect to the Target and its Subsidiaries in the Merger Agreement as are material to the interests of the Holders (in their capacity as such), but only to the extent that the Corporation (or its Affiliates) would, in the event of a breach or inaccuracy of any such representation or warranty, have the right (taking into account any applicable cure provisions) to terminate its or their obligations under the Merger Agreement to consummate the Acquisition (or otherwise decline to consummate the Acquisition) as a result of a breach of such representations in the Merger Agreement.
“Specified Permitted Acquisition Agreement Representations” means such of the representations made by or with respect to the target of the applicable Permitted Acquisition or seller (as applicable) and their respective Subsidiaries in the acquisition agreement with respect to such Permitted Acquisition as are material to the interests of the Holders (in their capacity as such), but only to the extent that the Corporation (or its Affiliates) would, in the event of a breach or inaccuracy of any such representation or warranty, have the right (taking into account any applicable cure provisions) to terminate its or their obligations under such acquisition agreement to consummate such Permitted Acquisition (or otherwise decline to consummate such Permitted Acquisition) as a result of a breach of such representations in such acquisition agreement.
“Specified Representations” means those representations and warranties made in Section 3.1(a) (with respect to the corporate existence of the Corporation), Section 3.1(b) (with respect to the execution, delivery and performance its obligations under the Financing Agreements and the carrying out of the transactions contemplated thereby), the first sentence of Section 3.5(a), Section 3.6(a)(i), Section 3.8, Section 3.19, Section 3.20, Section 3.23, Section 3.25 (other than with respect to clause (ii) of the first sentence thereof, limited to the use of proceeds of the Acquisition Preferred Stock) and Section 3.27 (as related only to the use of proceeds of the Acquisition Preferred Stock).
“Stock Plan” means any employee benefit plan, pursuant to which the Corporation’s securities may be issued to any employee, officer or director for services provided to the Corporation.
“Subsidiary” has the meaning given to such term in the Certificate of Designations.
“Target” means Finxera Holdings, Inc.
“Target Refinancing” means the refinancing and repayment in full of substantially all of the existing third-party indebtedness for borrowed money of the Target and its Subsidiaries and the termination or release of any and all commitments, guarantees and security interests in connection therewith.
“Total Net Leverage Ratio” has the meaning given to such term in the Certificate of Designations.
“Total Preferred Leverage Ratio” has the meaning given to such term in the Certificate of Designations.
“Transactions” means, collectively, the Initial Closing Date Transactions and the Acquisition Closing Date Transactions.
SECTION 3.    REPRESENTATIONS AND WARRANTIES OF THE CORPORATION
The Corporation hereby represents and warrants to the Investors and the other Holders as follows as of the date hereof and as of each Closing Date:
    3.1    Incorporation and Organization. The Corporation and each Restricted Subsidiary (a) is duly organized, validly existing and, if applicable, in good standing under the laws of its jurisdiction of organization as identified in Schedule 3.1, (b) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to execute, deliver and perform its obligations under the Financing Agreements to which it is a party and to carry out the transactions contemplated thereby, and (c) is qualified to do business and is in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had, and would not be reasonably expected to have, a Material Adverse Effect.
    3.2    Issuance and Delivery of Senior Preferred Stock. The Senior Preferred Stock has been duly authorized and, when issued by the Corporation and delivered for the consideration set forth in this Agreement, in each case in the manner provided for in, and in compliance with the provisions of, this Agreement, (a) shall be free and clear of any and all liens, security interests, options, claims, encumbrances or restrictions, except for such restrictions as expressly set forth in this Agreement or in the Certificate of Designations or otherwise imposed by applicable federal or state securities laws or by the Investors, and shall vest in each Investor good title with respect to such Investor’s Senior Preferred Stock, (b) shall have been duly authorized and validly issued, (c) shall be fully paid and non-assessable, (d) assuming the accuracy of the representations and warranties of the Investors in Section 4, shall have been issued in compliance with all applicable federal and state securities laws and (e) shall not have been issued in violation of, or be subject to, any preemptive rights. The powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions, of the Senior Preferred Stock are as stated in the Certificate of Designations.
    3.3    Warrants. The Warrants have been duly authorized and, when issued, sold and delivered for the consideration set forth in this Agreement, in each case in the manner provided for in, and in compliance with the provisions of, this Agreement, (a) shall be free and clear of any and all liens, security interests, options, claims, encumbrances or restrictions, except for such restrictions as expressly set forth in this Agreement or in the Warrants or otherwise imposed by applicable federal or state securities laws or by the Investors, and shall vest in each Investor good title with respect to such Investor’s Warrants, (b) shall have been duly authorized and validly issued, (c) assuming the accuracy of the representations and warranties of the Investors in Section 4, shall have been issued in compliance with all applicable federal and state securities laws and (d) shall not have been issued in violation of, or (other than as provided herein) be subject to, any preemptive rights. The maximum number of shares of Common Stock initially issuable upon the exercise of the Warrants have been duly authorized and reserved for issuance by all necessary corporate action and shall, upon their issuance, (i) be free and clear of any and all liens, security interests, options, claims, encumbrances or restrictions, except for such restrictions as expressly set forth in this Agreement or otherwise imposed by applicable federal or state securities laws or by the Investors, and shall vest in each Investor good title with respect to such Investor’s Common Stock, (ii) be validly issued, fully paid, and non-assessable, (iii) assuming the accuracy of the representations and warranties of the Investors in Section 4, have been issued in compliance with all applicable federal and state securities laws and (iv) shall not have been issued in violation of, or (other than as provided herein) be subject to, any preemptive rights.
    3.4    Capital Structure and Ownership.
    (a)    As of the Initial Closing Date after giving effect to the filing of the Certificate of Designations, the authorized Capital Stock of the Corporation consists of 1,100,000,000 shares divided into:
    (i)    1,000,000,000 shares of Common Stock, of which (A) 67,756,120 shares are issued and outstanding, (B) 451,224 shares are held in the Corporation’s treasury, (C) 2,593,679 shares have previously been reserved and are allocated to certain employees and service providers of the Corporation or its Subsidiaries pursuant to the Corporation’s equity based plans, (D) 3,556,413 shares have previously been reserved and are allocated for issuance upon the exercise of warrants (other than the Warrants) and (E) 1,803,841 shares shall be reserved for issuance upon the exercise of the Warrants;
    (ii)    100,000,000 shares of Preferred Stock, of which 250,000 have been designated “Senior Preferred Stock” and none of which are issued and outstanding immediately prior to the Initial Closing.
Except for the Warrants, this Agreement and as set forth above or on Schedule 3.4(a), as of the Initial Closing Date there are no outstanding (i) subscriptions, options, warrants, puts, calls, exchangeable or convertible equity or debt securities or other similar rights, agreements or commitments relating to the issuance of Capital Stock to which the Corporation is a party obligating the Corporation to issue, transfer or sell any shares or other equity interests of the Corporation or securities convertible into or exchangeable for such shares or equity interests of the Corporation, or (ii) restricted shares, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities, rights or units that are derivatives of, any Capital Stock of the Corporation.
    (b)    The Capital Stock of all of the Restricted Subsidiaries of the Corporation has been duly authorized and validly issued and (to the extent applicable) is fully paid and non-assessable. All of the Capital Stock of Holdings is owned directly by the Corporation, and all of the Capital Stock of the other Borrowers is owned directly or indirectly by Holdings.
    (c)    Except as contemplated by the Certificate of Designations and as set forth in Schedule 3.4(c), as of the Initial Closing Date there are no outstanding obligations of the Corporation or any of its Restricted Subsidiaries to repurchase, redeem, retire or otherwise acquire any outstanding securities or interests of any type referred to in Section 3.4(a) or (b) above. Except for this Agreement, the Certificate of Designations and as set forth in Schedule 3.4(c), as of the Initial Closing Date there are no voting trusts, shareholder agreements, pooling agreements, proxies or other contracts in effect with respect to the voting or transfer of any Equity Interests of the Corporation.
    3.5    Due Authorization.
(a)    All corporate action on the part of the Corporation necessary for the authorization, execution, delivery, and performance of all of the Corporation’s obligations under this Agreement and the other Financing Agreements, and for the authorization, issuance, and sale of the Senior Preferred Stock and the Warrants being sold under this Agreement and of the shares of Common Stock issuable upon exercise of the Warrants, has been taken by the Corporation. No other corporate action or proceeding on the part of the Corporation is necessary for the authorization, execution, delivery, and performance of all of the Corporation’s obligations under this Agreement and the other Financing Agreements, or for the authorization, issuance, and sale of the Senior Preferred Stock and the Warrants being sold under this Agreement and of the shares of Common Stock issuable upon exercise of the Warrants, other than the filing of the Certificate of Designations, which will be filed prior to or substantially concurrently with the Initial Closing.
(b)    Each of the Corporation and Merger Sub has the requisite corporate power and authority to execute and deliver the Merger Agreement and to consummate the transactions contemplated thereby. The execution and delivery by the Corporation and Merger Sub of the Merger Agreement and the consummation by the Corporation and Merger Sub of the transactions contemplated thereby have been duly authorized by all requisite corporate action of the Corporation and Merger Sub. No other corporate action or proceeding on the part of the Corporation or Merger Sub is necessary for the execution and delivery by the Corporation and Merger Sub of the Merger Agreement or the consummation by the Corporation or Merger Sub of the transactions contemplated thereby.
3.6    No Conflict.
(a)    Subject to the Consents (as defined below) referred to in Section 3.7, none of the execution, delivery or performance by the Corporation of this Agreement and the other Financing Agreements or the consummation by the Corporation of the issuance and sale of the Senior Preferred Stock and the Warrants will conflict with, violate or constitute a breach of or a default under (i) the Corporation’s Organizational Documents, (ii) any bond, note, loan or other evidence of indebtedness, indenture, mortgage, deed of trust, lease or any other agreement or instrument (collectively, “Applicable Contracts”) to which the Corporation is a party or by which it is bound, or (iii) any federal, state or local law, or any judgment, decree, rule, regulation, order, writ, determination, award or injunction (collectively, “Applicable Law”) binding upon the Corporation, except in the case of clauses (ii) and (iii) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(b)    Subject to the Consents referred to in Section 3.7, none of the execution, delivery or performance by the Corporation or Merger Sub of the Merger Agreement or the consummation by the Corporation or Merger Sub of the transactions contemplated thereby will conflict with, violate or constitute a breach of or a default under (i) the Organizational Documents of the Corporation or Merger Sub, respectively, (ii) any Applicable Contracts to which the Corporation or Merger Sub is a party or by which it is bound (subject to consummation of the Initial Closing Date Refinancing and the refinancing of certain existing third party indebtedness for borrowed money of the Target and its subsidiaries on or prior to the Acquisition Closing Date as contemplated by the Merger Agreement), or (iii) any Applicable Law binding on the Corporation or Merger Sub, except in the case of clauses (ii) and (iii) as would not, individually or in the aggregate, reasonably be expected to (x) enjoin, prevent or materially delay the consummation by the Corporation and Merger Sub of the Acquisition or (y) to have a Material Adverse Effect.
    3.7    Consents and Approvals. Assuming the accuracy of the representations and warranties of the Investors in Section 4, and except for the filing of the Certificate of Designations with the Secretary of State of the State of Delaware, any filings pursuant to applicable state securities laws and any Consents referred to in the Merger Agreement, no filing with, or authorization, approval, consent, license, order, registration, qualification or decree (collectively, “Consents”) of, any Governmental Authority or third party is necessary or required by or with respect to the Corporation or Merger Sub, respectively, for the execution by the Corporation of this Agreement, the execution by the Corporation or Merger Sub of the Merger Agreement, or the consummation by the Corporation of the issuance and sale of the Senior Preferred Stock or the Warrants, except, in the case of the Merger Agreement, for such Consents in connection with the Acquisition as will have been obtained or made on or prior to the Acquisition Closing Date.
3.8    Binding Obligation. Each of this Agreement, the Warrants, the Controlling Stockholder Letter Agreement and the Registration Rights Agreement has been duly executed and delivered by the Corporation and, assuming due authorization, execution and delivery of this Agreement, the Warrants, the Controlling Stockholder Letter Agreement and the Registration Rights Agreement to which they are a party by the Investors, is a valid and binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms, subject, as to enforcement, to (i) applicable Debtor Relief Laws and (ii) general principles of equity.
3.9    Financial Statements.
(a)    The Historical Corporation Financial Statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position, on a consolidated basis, of the Persons described in such financial statements as at the respective dates thereof and the results of operations and cash flows, on a consolidated basis, of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to the absence of footnotes and changes resulting from audit and normal year-end adjustments.
(b)    To the best knowledge of the Corporation, the Historical Target Financial Statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position, on a consolidated basis, of the Persons described in such financial statements as at the respective dates thereof and the results of operations and cash flows, on a consolidated basis, of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to the absence of footnotes and changes resulting from audit and normal year-end adjustments, in each case other than with respect to any potential requirement to classify the Corporation’s warrants outstanding as of the Initial Closing Date (immediately prior to giving effect to the Initial Closing Date Transactions) as liabilities.
(c)    The unaudited Pro Forma Financial Statements have been prepared based on the Historical Financial Corporation Financial Statements and, to the extent applicable, the Historical Target Financial Statements and have been prepared in good faith, based on assumptions believed by the Corporation to be reasonable as of the date of delivery thereof and adjustment as agreed by the Corporation, and present fairly in all material respects on a pro forma basis the estimated financial position of the Corporation as of the last day of the most recently completed four Fiscal Quarter period ended at least 45 days before the Initial Closing Date and its estimated results of operations for the period covered thereby.
3.10    Projections. On and as of the Initial Closing Date, pro forma projections of Holdings, its Restricted Subsidiaries and the Target and its Subsidiaries for fiscal year 2021 through and including fiscal year 2025 (the “Projections”) were prepared in good faith based upon assumptions believed to be reasonable at the time made by the management of Holdings; provided, the Projections are not to be viewed as facts or a guaranty of performance and are subject to significant uncertainties and contingencies many of which are beyond the control of Holdings and (ii) no assurance can be given that such projections will be realized, and that actual results during the period or periods covered by any such projections may differ from the projected results (and such differences may be material).
3.11    No Material Adverse Effect. Since December 31, 2020, no event, circumstance or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect.
3.12    FIRPTA. The Corporation is not a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Internal Revenue Code.
3.13    Adverse Proceedings, etc. As of the Initial Closing Date, there are no Adverse Proceedings, individually or in the aggregate, that could reasonably be expected to have a Material Adverse Effect. Neither the Corporation nor any of its Restricted Subsidiaries is subject to or in default with respect to any final judgments, writs, injunctions, decrees, orders, rules or regulations of any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
3.14    Taxes. All applicable federal income tax returns and all other tax returns and reports of the Corporation and its Subsidiaries required to be filed by any of them have been timely filed, and all taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon the Corporation and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable, except where the failure to timely file or to pay the foregoing could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Corporation does not know of any proposed material tax assessment against the Corporation or any of its Subsidiaries which is not being actively contested by the Corporation or such Subsidiary in good faith and by appropriate proceedings; provided, such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.
3.15    Properties. Each of the Corporation and its Restricted Subsidiaries has (i) good, sufficient and legal title to (in the case of fee interests in real property and interests in easements), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), (iii) valid license interests in (in the case of licensed interests in intellectual or real property) and (iv) good title to (in the case of all other personal property), all of their respective material properties and material assets reflected in the Historical Corporation Financial Statements, in each case, except where the failure to have good and legal title, a valid leasehold interest, a valid license or other rights or good title could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted by this Agreement.

    3.16    Environmental Matters. Neither the Corporation nor any of its Restricted Subsidiaries nor any of their respective Real Estate Assets or operations are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to any Environmental Law, any Environmental Claim, or any Hazardous Materials Activity that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Neither the Corporation nor any of its Restricted Subsidiaries has received any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9604) or any comparable law of any jurisdiction applicable to it, except as promptly disclosed in writing to the Investors (it being acknowledged that no such requests have been received prior to the Initial Closing Date). To the Corporation’s and each Restricted Subsidiary’s knowledge, there are and have been no conditions, occurrences, or Hazardous Materials Activities which could reasonably be expected to form the basis of an Environmental Claim against the Corporation or any of its Restricted Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Neither the Corporation nor any of its Restricted Subsidiaries nor, to the Corporation’s knowledge, any predecessor of the Corporation or any of its Restricted Subsidiaries has filed any notice under any Environmental Law indicating past or present treatment of Hazardous Materials at any Real Estate Asset, and neither the Corporation’s nor any of its Restricted Subsidiaries’ operations involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state equivalent or law of any other jurisdiction applicable to it. Compliance with all current or reasonably foreseeable future requirements pursuant to or under Environmental Laws could not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. To the Corporation’s and its Restricted Subsidiaries’ knowledge, no event or condition has occurred or is occurring with respect to the Corporation or any of its Restricted Subsidiaries relating to any Environmental Law, any Release of Hazardous Materials, or any Hazardous Materials Activity which individually or in the aggregate has had, or could reasonably be expected to have, a Material Adverse Effect. The Corporation hereby acknowledges and agrees that none of the Investors or any of their respective officers, directors, employees, attorneys, agents and representatives (i) is now, or has ever been, in control of any Real Estate Asset or the Corporation’s affairs, and (ii) has the capacity or the authority through the provisions of the Financing Agreements or otherwise (other than to the extent that Investors exercise any of their respective remedies under the Financing Agreements) to direct or influence (A) the Corporation’s conduct with respect to the ownership, operation or management of any Real Estate Asset, (B) any undertaking, work or task performed by any employee, agent or contractor of any Credit Party or the manner in which such undertaking, work or task may be carried out or performed, or (C) any compliance with Environmental Laws or Environmental Permits.
    3.17    Use of Proceeds. The Corporation will use the proceeds from (a) the issuance and sale of the Initial Preferred Stock solely for the purposes set forth in Section 1.6(a), (b) the issuance and sale of the Acquisition Preferred Stock, if it occurs, solely for the purposes set forth in Section 1.6(b) and (c) the issuance and sale of any Delayed Preferred Stock, if any such issuance and sale occurs, solely for the purposes set forth in Section 1.6(c).
    3.18    No Solicitation; No Integration. Neither the Corporation nor any of its Subsidiaries, nor any Person acting on its or their behalf, (a) has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act in connection with the offer or sale of the Senior Preferred Stock or the Warrants, (b) has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under any circumstances that would require registration of the Senior Preferred Stock or the Warrants under the Securities Act, or (c) has issued any securities which would be integrated with the sale of the Senior Preferred Stock or the Warrants to the Investors for purposes of the Securities Act, nor will the Corporation or any of its Subsidiaries take any action or steps that would require registration of any of the Senior Preferred Stock or the Warrants under the Securities Act or cause the offering of the Senior Preferred Stock or the Warrants to be integrated with other offerings. Assuming the accuracy of the representations and warranties of the Investors in Section 4, the offer and sale of the Senior Preferred Stock and the Warrants by the Corporation to the Investors pursuant to this Agreement will be exempt from the registration requirements of the Securities Act.
3.19    Governmental Regulation. Neither the Corporation nor any of its Restricted Subsidiaries is subject to regulation under the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the payment obligations under the Senior Preferred Stock unenforceable. Neither the Corporation nor any of its Restricted Subsidiaries is or is required to be registered as a “registered investment company” or a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940.
3.20    Margin Stock. Neither the Corporation nor any of its Restricted Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the Senior Preferred Stock or the Warrants will be used to purchase or carry any such Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such Margin Stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.
3.21    Employee Matters. None of the Corporation or any of the Restricted Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (a) no unfair labor practice complaint pending against the Corporation or any of its Restricted Subsidiaries, or to the knowledge of the Corporation, threatened in writing against any of them before the National Labor Relations Board and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is so pending against the Corporation or any of its Restricted Subsidiaries or to the knowledge of the Corporation, threatened in writing against any of them, (b) no strike or work stoppage in existence or threatened involving the Corporation or any of its Restricted Subsidiaries, and (c) to the knowledge of the Corporation, no union representation question existing with respect to the employees of the Corporation or any of its Restricted Subsidiaries and, to the knowledge of the Corporation, no union organization activity that is taking place, except (with respect to any matter specified in clause (a), (b) or (c) above, either individually or in the aggregate) such as is not reasonably likely to have a Material Adverse Effect.
    3.22    Employee Benefit Plans. Except as could not reasonably be expected (either individually or in the aggregate) to result in liability to the Corporation in excess of $2,500,000 at any time, (a) the Corporation, each of its Restricted Subsidiaries and each of their respective ERISA Affiliates are in compliance in all material respects with all applicable provisions and requirements of ERISA and the Internal Revenue Code and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all their obligations under each Employee Benefit Plan, (b) each Employee Benefit Plan which is intended to qualify under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service indicating that such Employee Benefit Plan is so qualified and nothing has occurred subsequent to the issuance of such determination letter which would cause such Employee Benefit Plan to lose its qualified status, (c) no liability to the PBGC (other than required premium payments), the Internal Revenue Service, any Employee Benefit Plan or any trust established under Title IV of ERISA has been or is expected to be incurred by the Corporation, any of its Restricted Subsidiaries or any of their ERISA Affiliates, (d) no ERISA Event has occurred or is reasonably expected to occur, (e) except to the extent required under Section 4980B of the Internal Revenue Code or similar state laws, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of the Corporation, any of its Restricted Subsidiaries or any of their respective ERISA Affiliates, (f) the present value of the aggregate benefit liabilities under each Pension Plan sponsored, maintained or contributed to by the Corporation, any of its Restricted Subsidiaries or any of their ERISA Affiliates (determined as of the end of the most recent plan year on the basis of the actuarial assumptions specified for funding purposes in the most recent actuarial valuation for such Pension Plan), did not exceed the aggregate current value of the assets of such Pension Plan, (g) as of the most recent valuation date for each Multiemployer Plan for which the actuarial report is available, the potential liability of the Corporation, its Restricted Subsidiaries and their respective ERISA Affiliates for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, is zero, and (h) the Corporation and each of its Restricted Subsidiaries and each of their respective ERISA Affiliates, where applicable, have complied with the requirements of Section 515 of ERISA with respect to each Multiemployer Plan and are not in material “default” (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan.
3.23    Solvency. The Corporation is and, on each Closing Date, after giving effect to the applicable Transactions consummated on or prior to such Closing Date, will be, Solvent.
3.24    Compliance with Statutes, Etc. Each of the Corporation and its Restricted Subsidiaries is in compliance with all applicable laws, statutes, regulations and orders of, and all applicable restrictions imposed by all Governmental Authorities, in respect of the conduct of its business and the ownership of its property (including compliance with all applicable Environmental Laws with respect to any Real Estate Asset or governing its business and the requirements of any permits issued under such Environmental Laws with respect to any such Real Estate Asset or the operations of the Corporation or any of its Restricted Subsidiaries), except such non-compliance that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
3.25    PATRIOT Act; FCPA. To the extent applicable, each of the Corporation and its Subsidiaries is in compliance, in all material respects, with the (a) Trading with the Enemy Act, and each of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V) and any other enabling legislation or executive order relating thereto, and (b) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT Act of 2001) (the “PATRIOT Act”). No part of the proceeds of the Senior Preferred Stock or the Warrants will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or any other Person or entity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the FCPA or any other Anti-Corruption Law.
    3.26    Patents, Trademarks, Copyrights, Licenses, etc. Except as could not reasonably be expected to have a Material Adverse Effect, (i) the Corporation owns or possesses the right to use all patents, patent rights, technology, trademarks, service marks, trade names, copyrights, trade secrets, domain names, software, database rights, Merchant Account (as defined in the New Credit Agreement as in effect on the date hereof) data bases and other intellectual property rights used in the business of the Corporation and (ii) the Corporation has the necessary staffing with sufficient expertise to service, update, maintain, and operate such Merchant Account data bases.

3.27    Sanctions; Anti-Corruption; and Anti-Terrorism Law.
1.The Corporation and each of its Subsidiaries is and will remain in compliance in all material respects with all applicable Sanctions or all applicable laws relating to anti-money laundering and counter-terrorism (“Anti-Terrorism Laws”), including, without limitation, Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”), the laws and regulations administered by OFAC, the Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311-5330), the Money Laundering Control Act (18 U.S.C. §§1956-1957 and 1960) and the International Emergency Economic Powers Act (50 U.S.C. §§1701-1707). None of the Corporation, any of its Subsidiaries or any of their respective officers or directors, and (to the knowledge of a Senior Officer of the Corporation) none of the Affiliates, employees or agents of the Corporation or its Subsidiaries that is acting or benefitting in any capacity in connection with Senior Preferred Stock or the Warrants, is any of the following: (i) a Sanctioned Person, (ii) a Person who commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order or (iii) a Person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law.
2.None of the Corporation, its Subsidiaries, their respective directors and employees or, to the knowledge of a Senior Officer of the Corporation, any Affiliate, agent or other Person acting on behalf of the Corporation or any Subsidiary has paid, offered, promised to pay or authorized the payment of, directly or indirectly, (i) any money or anything of value to any Foreign Official or other Person or entity for the purpose of influencing any act or decision of such Foreign Official or other Person or entity or of such Foreign Official’s Governmental Authority or to secure any improper advantage, for the purpose of obtaining or retaining business for or with, or directing business to, any Person, in each case, in violation of any applicable Anti-Corruption Law including but not limited to the FCPA, or (ii) for the purpose of funding, financing or facilitating any activities or business of or with any Sanctioned Person or in any Sanctioned Country or in any other manner that would result in a violation of Sanctions or Anti-Terrorism Laws by any Person (including any Person participating in the Senior Preferred Stock, whether as Holder Representative (as defined in the Certificate of Designations), Investor, Holder, advisor or otherwise).
    3.28    Affiliates. As of the Initial Closing Date, the Controlling Stockholders and their Affiliates (a) do not own of record or beneficially any capital stock of the Corporation or its Subsidiaries (other than their direct or indirect, as applicable, ownership of Common Stock of the Corporation), (b) do not hold any outstanding indebtedness of the Corporation or its Subsidiaries and (c) are not party to any other agreements or transactions with the Corporation or its Subsidiaries, except as a consequence of their direct or indirect, as applicable, ownership of the Corporation and its Subsidiaries, in each case except as set forth on Schedule 3.29.
    3.29    Interim Period Covenants. From March 5, 2021 through and including the Initial Closing Date, the Corporation and its Subsidiaries (as defined in the Existing Senior Credit Agreement as in effect on March 5, 2021) have complied in all material respects with the Interim Period Covenants.
    3.30    No Other Representations. Except for the representations and warranties made by the Corporation that are contained in this Section 3, none of the Corporation or any of its subsidiaries, or any of their respective officers, directors, employees, stockholders, affiliates, agents, advisors or other representatives, or any other person or entity acting on behalf of the Corporation, makes any representations or warranties, express or implied, and the Corporation hereby expressly disclaims any other representations or warranties made with respect to the Corporation or its subsidiaries or affiliates, the Senior Preferred Stock, the Warrants, this Agreement, the issuance and sale of the Senior Preferred Stock and the Warrants or any other transactions referred to in this Agreement.
SECTION 4.     REPRESENTATIONS AND WARRANTIES OF THE INVESTORS
Each of the Investors (on behalf of itself), severally and not jointly, represents and warrants to the Corporation as follows, as of the date hereof and as of each Closing Date:
4.1    Authority; Validity of Agreement; Investors Action. Such Investor has all requisite power and authority to execute and deliver this Agreement and the other Financing Agreements and to purchase the Senior Preferred Stock and the Warrants from the Corporation. Such Investor has taken all requisite action to authorize, and no other action or proceeding on the part of such Investor is necessary for, the execution and delivery by such Investor of this Agreement and the other Financing Agreements and the consummation by such Investor of the purchase of the Senior Preferred Stock and the Warrants. This Agreement has been duly executed and delivered by such Investor and, assuming due authorization, execution and delivery of this Agreement by the Corporation and the other Investors, is a valid and binding obligation of such Investor enforceable against such Investor in accordance with its terms, subject, as to enforcement, to (a) applicable Debtor Relief Laws and (b) general principles of equity.
    4.2    Consents and Approvals. Assuming the accuracy of the representations and warranties of the Corporation in Section 3 and of each other Investor in this Section 4, no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Authority or third party is necessary or required by or with respect to such Investor for the execution by such Investor of this Agreement or the consummation by such Investor of the purchase of the Senior Preferred Stock and the Warrants.
    4.3    No Conflict. None of the execution, delivery or performance by such Investor of this Agreement nor the consummation by such Investor of the purchase of the Senior Preferred Stock and the Warrants will conflict with, violate or constitute a breach of or a default under (a) such Investor’s or any of its subsidiaries’ organizational documents, (b) any bond, note, loan or other evidence of indebtedness, indenture, mortgage, deed of trust, lease or any other agreement or instrument to which such Investor or any of its subsidiaries is a party or by which it or any of its subsidiaries is bound, or (c) any Applicable Law binding upon such Investor or any of its subsidiaries, except in the case of clauses (b) and (c) as would not, individually or in the aggregate, reasonably be expected to enjoin, prevent or materially delay the consummation by such Investor of the purchase of the Senior Preferred Stock and the Warrants.
    4.4    No Proceedings. There is no action, claim, suit, demand, hearing, notice of violation or deficiency, or proceeding pending or, to such Investor’s knowledge, threatened against such Investor or any of its subsidiaries by Governmental Authorities or any third party that would reasonably be expected, individually or in the aggregate, to enjoin, prevent or materially delay the consummation by such Investor of the purchase of the Senior Preferred Stock and the Warrants.
    4.5    Investment Representations.
(a)    Such Investor (i) is an “accredited investor” as defined in Rule 501(a) under the Securities Act, (ii) is purchasing the Senior Preferred Stock and the Warrants and any shares of common stock that may be purchased upon exercise of the Warrants (the “Warrant Shares”) for its own account or for one or more separate accounts maintained by it for the benefit of one or more other accredited investors and not with a view to the distribution thereof, provided that the disposition of such Investor’s property shall at all times be within such Investor’s control, (iii) has no present intention of selling, granting any participation in, or otherwise distributing the Senior Preferred Stock, the Warrants or the Warrant Shares in violation of law, (iv) understands that the Senior Preferred Stock, the Warrants and the Warrant Shares have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available and the Corporation is not required to register the Senior Preferred Stock, (v) will not sell, transfer or otherwise dispose of the Senior Preferred Stock, the Warrants, the Warrant Shares or any interest therein except in compliance with the terms of the Certificate of Designations and the registration requirements of the Securities Act and any other applicable securities laws or pursuant to an applicable exemption therefrom, (vi) is knowledgeable with respect to the Corporation, the Target and their respective subsidiaries, and their respective conditions (financial and otherwise), results of operations, businesses, properties, assets, liabilities, plans, management, financing and prospects, (vii) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the Senior Preferred Stock, the Warrants and the Warrant Shares and of making an informed investment decision and has so evaluated the merits and risks of such investment and without reliance upon the Corporation, the Target, their respective subsidiaries or affiliates or any other person (except for the Corporation’s representations and warranties and statements set forth in this Agreement) and has made its own analysis and decision to consummate its purchase of the Senior Preferred Stock and the Warrants, (viii) recognizes that an investment in the Senior Preferred Stock, the Warrants and the Warrant Shares involves a high degree of risk, including a risk of total loss of such Investor’s investment, and is able to bear the economic risk of an investment in the Senior Preferred Stock, the Warrants and the Warrant Shares, including holding the Senior Preferred Stock, the Warrants and the Warrant Shares for an indefinite period, and is able to afford a complete loss of such investment, (ix) was given the opportunity to ask questions and receive answers concerning the terms and conditions of the purchase of the Senior Preferred Stock, the Warrants and the Warrant Shares and to obtain any additional information which the Corporation possesses or can acquire without unreasonable effort or expense, including with respect to the Corporation’s, the Target’s and their respective subsidiaries’ conditions (financial and otherwise), results of operations, businesses, properties, assets, liabilities, plans, management, financing and prospects, and the Corporation or its representatives have answered to the satisfaction of such Investor all inquiries that such Investor has put to the Corporation, and (x) acknowledges that it was afforded the opportunity to conduct due diligence on the Corporation prior to execution of this Agreement.
(b)The purchase of Senior Preferred Stock, the Warrants and the Warrant Shares by such Investor has not been solicited by or through anyone other than the Corporation or its affiliates, such Investor’s affiliates or such Investor’s investment adviser.
(c)Such Investor has or will have sufficient immediately available funds in cash to pay (i) its “Purchase Price” as set forth on Schedule I (in the case of the Initial Securities) or Schedule II (in the case of the Acquisition Preferred Stock) and (ii) the product of the number of shares of Delayed Preferred Stock to be purchased on such Closing Date multiplied by the per share price specified in Section 1.1(c) above, in each case, on the applicable Closing Date.
(d)Such Investor’s address set forth on its signature page hereto represents such Investor’s true and correct state of domicile, upon which the Corporation may rely for the purpose of complying with applicable blue sky laws. Such Investor acknowledges that the issuance of the Senior Preferred Stock and the Warrants has not been, and will not be, registered under the Securities Act or under any state securities laws by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of such

Investor’s investment intent and the accuracy of such Investor’s representations as expressed herein. Prior to the applicable Closing, such Investor shall promptly notify the Corporation in writing of any changes in the information set forth in this Agreement with respect to such Investor.
(e)Such Investor understands that nothing in this Agreement or any other materials presented to such Investor in connection with the consummation by such Investor of the purchase of the Senior Preferred Stock, the Warrants and the Warrant Shares constitutes legal, tax or investment advice. Such Investor has consulted such legal, tax, accounting and investment advisors as it, in its sole discretion, has deemed to be necessary or appropriate in connection with its purchase of the Senior Preferred Stock, the Warrants and the Warrant Shares, and it relies solely on such advisors and not on any statements or representations of the Corporation or any of the Corporation’s agents or representatives with respect to such legal, tax, accounting and investment consequences (except for the Corporation’s representations and warranties and statements set forth in this Agreement).
(f)Such Investor acknowledges that, except as set forth in this Agreement, the Corporation has made no representations, warranties, agreements or undertakings to such Investor with respect to the transactions contemplated hereby. Such Investor further represents and warrants that, in executing and delivering this Agreement, it has not relied on any statement or representation other than the Corporation’s representations and warranties and statements set forth in this Agreement.
SECTION 5.     CONDITIONS TO CLOSING
5.1    Conditions Precedent to Initial Closing. The obligation of each Investor to purchase its committed portion of the Initial Preferred Stock on the Initial Closing Date shall be subject to the satisfaction, or waiver by such Investor, of each of the following conditions precedent:
1.Financing Agreements. Each Investor (or its counsel) shall have received from the Corporation either (i) a counterpart of this Agreement and each other Financing Agreement to be entered into on the Initial Closing Date, each signed on behalf of such party, or (ii) written evidence satisfactory to the Investors (which may include facsimile or other electronic transmission of a signed counterpart of this Agreement) that such party has signed a counterpart of this Agreement and each other Financing Agreement to be entered into on the Initial Closing Date.
2.Certificate of Designations. The Corporation shall have filed the Certificate of Designations with the Secretary of State of the State of Delaware, and such filing shall have become effective.
3.Secretary’s Certificate. Each Investor shall have received a certificate of a secretary, an assistant secretary or any other Authorized Officer of the Corporation dated as of the Initial Closing Date and certifying as to (i) each Organizational Document of the Corporation certified, to the extent applicable, as of a recent date by the applicable Governmental Authority, (ii) signature and incumbency certificates of the Authorized Officers of the Corporation, (iii) copies of resolutions of the Board of Directors of the Corporation approving and authorizing the execution, delivery and performance of Financing Agreements to which it is a party and the issuance and sale of the Initial Preferred Stock and the Warrants, certified as of the Initial Closing Date as being in full force and effect without modification or amendment and (iv) a good standing certificate for the Corporation from the applicable Governmental Authority of the Corporation’s jurisdiction of incorporation.
4.Solvency Certificate. Each Investor shall have received a solvency certificate in the form attached to the Preferred Stock Commitment Letter (appropriately completed), from the chief financial officer of Holdings (or other authorized financial officer thereof reasonably acceptable to the Investors), dated the Initial Closing Date, certifying that upon giving effect to the Initial Closing Date Transactions, Holdings and its Restricted Subsidiaries, on a consolidated basis, are Solvent.
5.Legal Opinion. Each Investor shall have received a customary written opinion (addressed to the Investors and dated as of the Initial Closing Date) of Schulte Roth & Zabel LLP in form and substance reasonably satisfactory to the Investors. The Corporation hereby requests such counsel to deliver such opinions.
6.Disbursement Letter. The Investors shall have received a customary disbursement letter, in form and substance reasonably satisfactory to the Investors, in respect of the proceeds of the Initial Preferred Stock to be funded on the Initial Closing Date.
7.Accuracy of Representations and Warranties. As of the Initial Closing Date, the representations and warranties contained herein shall be true and correct in all material respects on and as of the Initial Closing Date to the same extent as though made on and as of that date (unless any such representation and warranty is qualified as to materiality or Material Adverse Effect, in which case such representation and warranty shall be true and correct in all respects), except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date (unless any such representation and warranty is qualified as to materiality or Material Adverse Effect, in which case such representation and warranty shall be true and correct in all respects).
8.Officer’s Certificate. The Corporation shall have delivered to the Investors a certificate, dated as of the Initial Closing Date, and signed by an Authorized Officer of the Corporation certifying that the conditions in clause (g) above and clauses (p) (to the extent the Corporation elects to rely on the second sentence thereof to satisfy such condition) and (q) below have been satisfied.
9.Initial Closing Date Refinancing. The Initial Closing Date Refinancing shall have been consummated, or shall be consummated substantially simultaneously with the issuance and sale of the Initial Preferred Stock.
10.New Credit Agreement. The New Credit Agreement and the other Credit Documents shall have been duly executed by the parties thereto and shall be on terms consistent in all material respects with the Debt Commitment Letter and the Debt Fee Letter, each as in effect on March 5, 2021 (and to the extent not expressly set forth therein, shall be reasonably satisfactory to the Investors), and shall have become effective. The Borrowers shall have received, prior to or substantially concurrently with the sale of the Initial Preferred Stock under this Agreement, $300,000,000 in gross cash proceeds from the Initial Term Loans on the terms set forth in the Debt Commitment Letter. On the Initial Closing Date, there shall be no Revolving Loans outstanding under the New Credit Agreement other than to fund (x) the Initial Closing Date Transaction Costs (not to exceed $5,000,000) and (y) original issue discount and upfront fees required to be funded on the Initial Closing Date pursuant to the “Market Flex Provisions” in the Debt Fee Letter. After giving effect to the Initial Closing Date Transactions, the Corporation and its Subsidiaries shall have no indebtedness or preferred equity outstanding other than (i) indebtedness under the New Credit Agreement and other indebtedness acceptable to the Investors and (ii) the Initial Preferred Stock.
11.Know-Your Customer Information. The Investors shall have received, at least three (3) Business Days prior to the Initial Closing Date, (i) all documentation and other information theretofore concerning the Corporation as has been reasonably requested in writing at least ten (10) calendar days prior to the Initial Closing Date by the Investors that they reasonably determine is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act and (ii) to the extent the Corporation qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a customary “beneficial ownership” certification in relation to the Corporation.
12.Financial Statements. The Investors shall have received (i) the Historical Corporation Financial Statements, (ii) the Historical Target Financial Statements and (iii) the Pro Forma Financial Statements to be delivered on the Initial Closing Date.
13.Payment of Fees. All fees payable prior to or on the Initial Closing Date pursuant to the Preferred Stock Commitment Letter and the Preferred Stock Fee Letter, and all costs and expenses invoiced at least two (2) Business Days prior to the Initial Closing Date, in each case, to the extent required to be paid on or before the Initial Closing Date pursuant to the Preferred Stock Commitment Letter and the Preferred Stock Fee Letter, shall be paid to the Investors on or prior to the Initial Closing Date (which fee amounts may, at the option of the Corporation, be offset against the proceeds of the Initial Preferred Stock).
14.Ratings. The Borrowers shall have obtained a corporate credit rating or corporate family rating, as applicable, from Moody’s Investors Service, Inc. and Standard & Poor’s Financial Services, LLC, a subsidiary of S&P Global Inc.
15.Stock and Warrant Certificates. Each Investor shall have received (i) a certificate representing the number of shares of the Initial Preferred Stock being purchased by such Investor at the Initial Closing as set forth on Schedule I attached hereto opposite the name of such Investor in the column entitled “Number of Purchased Shares of Initial Preferred Stock” and (ii) a certificate representing the Warrants being purchased by such Investor at the Initial Closing Date as set forth on Schedule I attached hereto opposite the name of such Investor in the column entitled “Number of Shares of Common Stock Underlying Warrants.”
16.Leverage Ratio. After giving effect to the Initial Closing Date Transactions, on a pro forma basis (excluding cash proceeds of any borrowings on the Initial Closing Date of Initial

Term Loans and the cash proceeds of the Initial Preferred Stock funded on the Initial Closing Date), the Corporation shall be in compliance with a pro forma Total Net Leverage Ratio and a Total Preferred Leverage Ratio (provided that notwithstanding anything to the contrary in the Certificate of Designations the numerator used in calculating such ratios shall be calculated with no cap on Unrestricted Cash (as defined in the Certificate of Designations)) of 4.25 to 1.00 and 6.25 to 1.00, respectively.
17.Interim Period Covenants. From March 5, 2021 through and including the Initial Closing Date, the Corporation and its Subsidiaries (as defined in the Existing Senior Credit Agreement as in effect on March 5, 2021) shall have complied in all respects with the Interim Period Covenants.
5.2    Conditions Precedent to Acquisition Closing. The obligation of each Investor to purchase its committed portion of the Acquisition Preferred Stock on the Acquisition Closing Date shall be subject to the satisfaction, or waiver by such Investor, of each of the following conditions precedent:
(a)Acquisition. The Acquisition shall have been consummated, or substantially simultaneously with the issuance and sale of the Acquisition Preferred Stock and the borrowings under the Delayed Draw Term Loans, shall be consummated, in accordance with the terms of the Merger Agreement, without giving effect to any modifications, amendments, consents or waivers thereto by the Corporation or its Subsidiaries that are materially adverse to the Holders without the prior consent of the Required Holders, such consent not to be unreasonably withheld, delayed or conditioned (it being understood that (i) any reduction in the purchase price of, or consideration for, the Acquisition under the Merger Agreement shall not be deemed materially adverse to the interests of the Holders so long as any reduction reduces the amount of the Delayed Draw Term Loans and the amount of the Acquisition Preferred Stock ratably, (ii) any increase in the cash purchase price of, or consideration for, the Acquisition under the Merger Agreement shall not be deemed materially adverse to the interests of the Holders so long as any such increase is funded solely by an increase in the Equity Contribution and (iii) any amendment to the definition of “Company Material Adverse Effect” in the Merger Agreement shall be deemed to be materially adverse to the interests of the Holders. Notwithstanding the foregoing, without the prior written consent of Ares the Corporation shall not have elected to increase the “Cash Consideration Amount” (as defined in the Merger Agreement) pursuant to the proviso in the definition thereof; provided that in lieu of the payment of such additional Cash Consideration Amount the Merger Agreement may be amended to provide for payment of such additional amount in the form of a preferred stock of the Corporation which ranks junior to the Senior Preferred Stock and is on terms satisfactory to the Investors.
(b)Equity Contribution. The Equity Contribution shall have occurred as a result of the Acquisition substantially simultaneously with the Acquisition Closing in accordance with the Merger Agreement as in effect on March 5, 2021.
(c)No Company Material Adverse Effect. No event or events shall have occurred since March 5, 2021 which individually or in the aggregate constitute a “Company Material Adverse Effect” (as defined in the Merger Agreement).

(d)Financial Statements. The Investors shall have received (i) the Historical Target Financial Statements and (ii) the Pro Forma Financial Statements to be delivered on the Acquisition Closing Date.
(e)Secretary’s Certificate. Each Investor shall have received a certificate of a secretary, an assistant secretary or any other Authorized Officer of the Corporation dated as of the Acquisition Closing Date and certifying as to (i) each Organizational Document of the Corporation certified, to the extent applicable, as of a recent date by the applicable Governmental Authority, (ii) signature and incumbency certificates of the Authorized Officers of the Corporation, (iii) copies of resolutions of the Board of Directors of the Corporation approving and authorizing the issuance and sale of the Acquisition Preferred Stock, certified as of the Acquisition Closing Date as being in full force and effect without modification or amendment and (iv) a good standing certificate for the Corporation from the applicable Governmental Authority of the Corporation’s jurisdiction of incorporation.
(f)Solvency Certificate. Each Investor shall have received a solvency certificate in the form attached to the Preferred Stock Commitment Letter (appropriately completed), from the chief financial officer of Holdings (or other authorized financial officer thereof reasonably acceptable to the Investors), dated the Acquisition Closing Date, certifying that upon giving effect to the Acquisition Closing Date Transactions, Holdings and its Restricted Subsidiaries, on a consolidated basis, are Solvent.
(g)Legal Opinion. Each Investor shall have received a customary written opinion (addressed to the Investors and dated as of the Acquisition Closing Date) of Schulte Roth & Zabel LLP in form and substance reasonably satisfactory to the Investors. The Corporation hereby requests such counsel to deliver such opinions.
(h)Disbursement Letter. The Investors shall have received a customary disbursement letter, in form and substance reasonably satisfactory to the Investors, in respect of the proceeds of the Acquisition Preferred Stock to be funded on the Acquisition Closing Date.
(i)Specified Representations and Specified Merger Agreement Representations. The Specified Representations shall be true and correct in all material respects (or in all respects, if any such Specified Representation is already qualified by materiality) and the Specified Merger Agreement Representations shall be true and correct in all respects on the Acquisition Closing Date (unless such representations relate to an earlier date, in which case such representations shall have been true and correct in all material respects (or in all respects, as applicable) as of such earlier date).
(j)No Default There shall be no Preferred Payment Default or Bankruptcy Event at the time of, and after giving effect to the issuance and sale of, the Acquisition Preferred Stock and the other Acquisition Closing Date Transactions.
(k)Payment of Fees. All fees payable prior to or on the Acquisition Closing Date pursuant to the Preferred Stock Commitment Letter and the Preferred Stock Fee Letter, and all costs and expenses invoiced at least two (2) Business Days prior to the Acquisition Closing Date, in each case, to the extent required to be paid on or before the Acquisition Closing Date pursuant to the Preferred Stock Commitment Letter and the Preferred Stock Fee Letter, shall be paid to the

Investors on or prior to the Acquisition Closing Date (which fee amounts may, at the option of the Corporation, be offset against the proceeds of the Acquisition Preferred Stock).
(l)Know-Your Customer Information. The Investors shall have received, at least three (3) Business Days prior to the Acquisition Closing Date, all documentation and other information theretofore concerning the Target as has been reasonably requested in writing at least ten (10) calendar days prior to the Acquisition Closing Date by any Holder that it reasonably determines is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act.
(m)Officer’s Certificate. The Corporation shall have delivered to the Investors a certificate, dated as of the Acquisition Closing Date, and signed by an Authorized Officer of the Corporation certifying that the conditions in clauses (b), (c), (i) and (j) above and clause (o) below have been satisfied.
(n)Delayed Draw Term Loans and Target Refinancing. The Borrowers shall have received, prior to or substantially concurrently with the sale of the Acquisition Preferred Stock under this Agreement, the proceeds from the Delayed Draw Term Loans on the terms set forth in the Debt Commitment Letter. The Target Refinancing shall have been consummated, or shall be consummated substantially simultaneously with the issuance and sale of the Acquisition Preferred Stock, and the Target and its Subsidiaries shall have no outstanding material indebtedness other than indebtedness incurred under the New Credit Agreement, indebtedness permitted to remain outstanding pursuant to the terms of the Merger Agreement, indebtedness permitted under the Financing Agreements and other indebtedness acceptable to the Holders in their reasonable discretion.
(o)Ratio Compliance. After giving effect to the Acquisition Closing Date Transactions, on a pro forma basis (excluding cash proceeds of any borrowings on the Acquisition Closing Date of Initial Term Loans and/or Delayed Draw Term Loans and the cash proceeds of the Initial Preferred Stock and the Acquisition Preferred Stock funded on the Acquisition Closing Date), the Corporation is in compliance with a pro forma Total Net Leverage Ratio of 4.25 to 1.00 and a Total Preferred Leverage Ratio of 6.25 to 1.00.
(p)Stock Certificates. Each Investor shall have received a certificate representing the number of shares of the Acquisition Preferred Stock being purchased by such Investor at the Acquisition Closing as set forth on Schedule II attached hereto opposite the name of such Investor in the column entitled “Number of Purchased Shares of Acquisition Preferred Stock.”
(q)Initial Preferred Stock Closing. The Initial Closing Date shall have occurred or shall occur substantially concurrently with the Acquisition Closing Date, and the Initial Preferred Stock shall have been issued and funded on the Initial Closing Date.
(r)Outside Date. The issuance and sale of the Acquisition Preferred Stock shall have occurred prior to 5:00 p.m., New York City time, on February 28, 2022.
5.3    Conditions Precedent to Delayed Closing. The obligation of each Investor to purchase all or a portion of its committed portion of the Delayed Preferred Stock on a Delayed Closing Date will be subject to the satisfaction, or waiver by such Investor, of each of the following conditions precedent:

i.Notice. The Corporation shall have provided the Holders and the holders of commitments in respect of the Delayed Preferred Stock with a Delayed Closing Notice not less than ten (10) days prior to such Delayed Closing Date setting forth (x) the Corporation’s or its Subsidiary’s intention to consummate a Permitted Acquisition, the target thereof and the purchase price for such Permitted Acquisition, (y) the amount of Delayed Preferred Stock to be issued and sold to the Investors to finance such Permitted Acquisition (subject to the limitations set forth in Section 1.1(c)) and (z) the amount of commitments in respect of the Delayed Preferred Stock that will remain outstanding after giving pro forma effect to the issuance and sale of the Delayed Preferred Stock used to finance such Permitted Acquisition.
ii.Permitted Acquisition. Such Permitted Acquisition shall have been consummated or, substantially simultaneously with the issuance and sale of the Delayed Preferred Stock, shall be consummated.
iii.No Event of Default. No Preferred Default or Bankruptcy Event, and no default or event of default under the New Credit Agreement or any other indebtedness of the Corporation and its Subsidiaries, in each case, shall have occurred and be continuing.
iv.Ratio Compliance. After giving effect to the consummation of such Permitted Acquisition, on a pro forma basis (excluding the cash proceeds of the Delayed Preferred Stock funded on the date of consummation of such Permitted Acquisition), the Corporation is in compliance with a pro forma Consolidated Total Net Leverage Ratio of 4.25 to 1.00 and a Total Preferred Leverage Ratio of 6.25 to 1.00;
v.Accuracy of Representations and Warranties. As of the Initial Closing Date, the representations and warranties contained herein and in the other Financing Agreements shall be true and correct in all material respects on and as of the Initial Closing Date to the same extent as though made on and as of that date (unless any such representation and warranty is qualified as to materiality or Material Adverse Effect, in which case such representation and warranty shall be true and correct in all respects), except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date (unless any such representation and warranty is qualified as to materiality or Material Adverse Effect, in which case such representation and warranty shall be true and correct in all respects).
vi.Accuracy of Specified Permitted Acquisition Agreement Representations. The Specified Permitted Acquisition Agreement Representations shall be true and correct in all respects on the Delayed Closing Date with respect to such Delayed Preferred Stock issuance (unless such representations relate to an earlier date, in which case such representations shall have been true and correct in all material respects (or in all respects, as applicable) as of such earlier date).
vii.Stock Certificates. Each Investor shall have received a certificate representing the number of shares of the Delayed Preferred Stock being purchased by such Investor at such Delayed Closing (subject to the limitations set forth in Section 1.1(c)).
viii.Initial Preferred Stock Closing. The Initial Closing Date shall have occurred or shall occur substantially concurrently with the Acquisition Closing Date, and the Initial Preferred Stock shall have been issued and funded on the Initial Closing Date.

ix.Outside Date. The issuance and sale of such Delayed Preferred Stock to be issued shall have occurred prior to 5:00 p.m., New York City time, on October 27, 2022.
x.Payment of Fees. All fees payable prior to or on the applicable Delayed Closing Date pursuant to the Preferred Stock Commitment Letter and the Preferred Stock Fee Letter, and all costs and expenses invoiced at least two (2) Business Days prior to such Delayed Closing Date, in each case, to the extent required to be paid on or before such Delayed Closing Date pursuant to the Preferred Stock Commitment Letter and the Preferred Stock Fee Letter, shall be paid to the Investors on or prior to such Delayed Closing Date.
xi.Know-Your Customer Information. The Investors shall have received, at least three (3) Business Days prior to the consummation of such Permitted Acquisition, (i) all documentation and other information theretofore concerning the target thereof as has been reasonably requested in writing at least ten (10) calendar days prior to such Delayed Closing Date by any Holder that it reasonably determines is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act.
xii.Officer’s Certificate. The Corporation shall have delivered to the Investors a certificate, dated as of the Acquisition Closing Date, and signed by an Authorized Officer of the Corporation certifying that the conditions in clauses (c), (d), (e) and (f) above have been satisfied.
xiii.Maximum Fundings. No more than two (2) fundings of Delayed Preferred Stock shall have occurred.
xiv.Minimum Liquidation Preference. The Delayed Preferred Stock to be issued on such Delayed Closing Date shall have a Liquidation Preference at least equal to the lesser of (i) $25,000,000 and (ii) the total amount of commitments in respect of the Delayed Preferred Stock remaining outstanding hereunder after giving effect to all previous Delayed Closings; provided that in no event shall the aggregate Liquidation Preference issued and sold at any Delayed Closing be less than $5,000,000.
SECTION 6.     RESTRICTIONS ON TRANSFER OF SENIOR PREFERRED STOCK AND WARRANTS; OTHER COVENANTS
    6.1    Restrictions on Transferability. The Senior Preferred Stock, the Warrants and the Common Stock issuable upon exercise of the Warrants may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption therefrom, and in each case in compliance with the terms of this Agreement and the Certificate of Designations and the restrictions set forth in the text of the restrictive notation required to be contained in each register and book entry for the Senior Preferred Stock, the Warrants and the Warrant Shares pursuant to Section 6.2 (except to the extent such securities have been registered under the Securities Act, whether pursuant to the Registration Rights Agreement or otherwise). The Corporation shall be entitled to give stop transfer orders to any transfer agent with respect to the Senior Preferred Stock, the Warrants and the Common Stock issuable upon conversion of the Warrants (except to the extent such securities have been registered under the Securities Act, whether pursuant to the Registration Rights Agreement or otherwise) in order to enforce the foregoing restrictions.
    6.2    Restrictive Notation. Each register and book entry for the Senior Preferred Stock, the Warrants and the Common Stock issuable upon exercise of the Warrants shall (except to the extent such securities have been registered under the Securities Act, whether pursuant to the Registration Rights Agreement or otherwise) contain a notation in substantially the following form (in addition to any legends or notations required under applicable securities laws).
THIS SECURITY HAS BEEN ACQUIRED FOR INVESTMENT AND WITHOUT A VIEW TO DISTRIBUTION IN A TRANSACTION THAT WAS NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER STATE SECURITIES LAWS. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THIS SECURITY OR ANY INTEREST OR PARTICIPATION THEREIN MAY BE MADE EXCEPT (A) IN COMPLIANCE WITH THE PROVISIONS OF THE CERTIFICATE OF DESIGNATIONS AND (B)(1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS AND, IN THE CASE OF CLAUSE (B)(2), PROVIDED THAT THE CORPORATION, IF IT SO REQUESTS, RECEIVES AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE CORPORATION TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.
    6.3    Tax Treatment. The Corporation acknowledges that the Investors intend to take the position that (a) the Investors will not be required to include in income as a dividend for U.S. federal income tax purposes any income or gain in respect of the Senior Preferred Stock or the Warrants on account of (i) any accrued and unpaid dividends unless and until such dividends are declared and paid in cash or property or (ii) the purchase by the Investors of such Senior Preferred Stock and the Warrants for a price that is less than (or deemed to be less than) their initial Liquidation Preferences, and (b) except in respect of any declared but unpaid dividends, any “complete redemption” (within the meaning of Section 302 of the Internal Revenue Code) of Senior Preferred Stock held by any Investor permitted under the Certificate of Designations shall be treated as a payment in exchange for stock pursuant to Section 302 of the Internal Revenue Code. The Corporation and the Investors agree to report consistently, and take no action for U.S. federal income tax purposes inconsistent, with the treatment provided for in clauses (a) and (b) of the immediately preceding sentence, unless otherwise required by a change in applicable law or interpretation of the law after the date hereof which is binding on taxpayers, a change in applicable facts after the date hereof involving the terms of the Senior Preferred Stock or the Warrants or the ownership of the Corporation (but (for the avoidance of doubt) limited, in the case of any change in ownership of the Corporation, to the impact, if any, that such change may have on the Section 302 analysis of a complete redemption of an Investor's Senior Preferred Stock), or a binding determination with respect to a tax audit, contest or similar proceeding.
6.4    Payment of Fees. The Corporation agrees to pay all of the fees to be paid by it pursuant to the Preferred Stock Commitment Letter and the Preferred Stock Fee Letter as the same become due and payable in accordance therewith.
6.5    Indemnification of Certain Directors. As provided in the Certificate of Designations, in the event of any Sale Demand (as defined in the Certificate of Designations), the Corporation shall enter into an indemnification agreement with each Sale Demand Director (as defined in the Certificate of Designations) and Majority Director (as defined in the Certificate of Designations) in form and substance no less favorable to such director than the indemnification agreements then in effect between the Corporation and any other non-employee member of its Board of Directors (but in no event less favorable to such Sale Demand Director and Majority Director than the indemnification agreements in effect between the Corporation and any non-employee member of its Board of Directors as of the Initial Closing Date).
6.6    Additional Issuances of Securities.
(a)    From the Initial Closing Date until the Investors and their respective Affiliates no longer hold any Warrants or Warrant Shares, the Corporation shall not (i) directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any shares of Common Stock or Common Stock Equivalents other than Excluded Securities (any such offer, sale, grant, disposition or announcement being referred to as a “Subsequent Placement”) unless the Corporation shall have first complied with this Section 6.6.
(b)     The Corporation shall deliver to Ares Management LLC a written notice (the “Offer Notice”) of any proposed or intended issuance or sale or exchange (the “Offer”) of the securities being offered (the “Offered Securities”) in a Subsequent Placement, which Offer Notice shall (w) identify and describe the Offered Securities, (x) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (y) identify the Persons (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (z) offer to issue and sell to or exchange with the Issuers and their respective Affiliates that are Holders of Warrants or Warrant Shares a number of Offered Securities equal to the total number of Offered Securities multiplied by a fraction, the numerator of which is the sum of number of Warrants and Warrant Shares held by the Investors and their respective Affiliates as of the applicable date requiring determination and the denominator of which is the sum of the total number of outstanding shares of Common Stock and the total number of outstanding Warrants as of the applicable date requiring determination, allocated among such Holders based on such Holder’s pro rata portion of the Warrants and Warrant Shares (the “Basic Amount”).
(c)     To accept an Offer, in whole or in part, such Holder must deliver a written notice to the Corporation prior to the end of the tenth (10th) Business Day after such Holder’s receipt of the Offer Notice (the “Offer Period”), setting forth the portion of such Holder’s Basic Amount that such Holder elects to purchase (the “Notice of Acceptance”). Notwithstanding anything to the contrary contained herein, if the Corporation desires to modify or amend the terms and conditions of the Offer prior to the expiration of the Offer Period, the Corporation may deliver to Ares Management LLC a new Offer Notice and the Offer Period shall expire on the tenth (10th) Business Day after its receipt of such new Offer Notice.
(d)    Upon the closing of the issuance, sale or exchange of the Offered Securities, the Investors that are Holders of Warrants or Warrant Shares shall acquire from the Corporation, and the Corporation shall issue to such Holders, the number or amount of Offered Securities specified in the Notices of Acceptance above if such Holders have so elected, upon the terms and conditions specified in the Offer. The purchase by the Holders of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Corporation and the Holders of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Holders.
    6.7    Information Rights. The Corporation shall deliver to the holders of the Warrants and the holders of the Warrant Shares:

(a)    As soon as available, and in any event within 45 days after the end of each Fiscal Quarter of each Fiscal Year (including the fourth Fiscal Quarter of each Fiscal Year), commencing with the Fiscal Quarter ended March 31, 2021, the consolidated balance sheets of the Corporation and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated statements of operations and cash flows of the Corporation and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth, in each case, in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, all in reasonable detail, together with a Financial Officer Certification and a Narrative Report with respect thereto and any other operating reports prepared by management for such period.
(b)    As soon as available, and in any event within 120 days after the end of each Fiscal Year (commencing with the Fiscal Year ending December 31, 2021), (x) the consolidated balance sheets of the Corporation and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income, changes in members’ equity and Cash flows of the Corporation and its Subsidiaries for such Fiscal Year, setting forth, in each case, in comparative form the corresponding figures for the previous Fiscal Year and the corresponding figures from the Financial Plan for the Fiscal Year covered by such financial statements, in reasonable detail, together with a Financial Officer Certification and a Narrative Report with respect thereto; and (y) with respect to such consolidated financial statements a report thereon of independent certified public accountants of recognized national standing selected by the Corporation and reasonably satisfactory to the Required Warrant Holders (it being agreed that Ernst & Young LLP is reasonably satisfactory to the Required Warrant Holders), which report shall be unqualified as to “going concern” and scope of audit (other than any qualification or exception that is solely with respect to, or resulting solely from, (A) an upcoming maturity date within one year from the date of such report of any of the Obligations (as defined in the Credit Agreement as in effect on the Initial Closing Date) or (B) any potential inability to satisfy a financial maintenance covenant on a future date or in a future period), and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of the Corporation and its Subsidiaries as at the dates indicated and the results of their operations and their Cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards).
SECTION 7.     TERMINATION
7.1    Termination by the Investors and the Corporation. This Agreement may be terminated at any time by the mutual written consent of the Investors and the Corporation.
    7.2    Automatic Termination. This Agreement shall immediately and automatically terminate without any action by the parties hereto in the event that (a) the Initial Closing has not occurred by 5:00 p.m., New York City time, on February 28, 2022, (b) the Merger Agreement is terminated in accordance with its terms at any time prior to the Initial Closing Date, or (c) the Debt Commitment Letter is terminated in accordance with its terms at any time prior to the Initial Closing Date.
    7.3    Effect of Termination. If this Agreement is validly terminated as provided in this Section 7, this Agreement shall immediately become void and have no effect, without any liability or obligation on the part of the Corporation or the Investors (or any stockholder, affiliate, member, manager, partner or representative thereof) (other than this Section 7.3 and Section 8); provided, however, that nothing herein shall relieve the Corporation or the Investors from liability for any intentional and willful material breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.
SECTION 8.     MISCELLANEOUS
8.1    Survival of Representations and Warranties. All representations, warranties and covenants as of each Closing Date contained in this Agreement and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall survive the execution and delivery of this Agreement and the issuance and sale of the Senior Preferred Stock until 36 months after such Closing Date. In addition, Section 8.5 shall survive any termination of this Agreement.
    8.2    Notices. All notices and other communications hereunder shall be in writing and shall be deemed sufficiently given and served for all purposes (a) when personally delivered or given by email to a valid email address, (b) one (1) Business Day after a writing is delivered to a national overnight courier service or (c) three (3) Business Days after a writing is deposited in the United States mail, first class postage or other charges prepaid and registered, return receipt requested, in each case, addressed as set forth on the signature page hereto (or at such other address for a party as shall be specified by like notice).
    8.3    Amendments and Waivers. No modifications or amendments to, or waivers of, any provision of this Agreement may be made, except pursuant to a document signed by the Corporation and Investors holding a majority of the shares of Senior Preferred Stock.
    8.4    Interpretation. When a reference is made in this Agreement to Sections, paragraphs, clauses, Exhibits or Schedules, such reference shall be to a Section, paragraph, clause, Exhibit or Schedule to this Agreement unless otherwise indicated. The words “include,” “includes,” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement has been negotiated by the respective parties hereto and their attorneys and the language hereof will not be construed for or against any party. The phrases “the date of this Agreement,” “the date hereof,” and terms of similar import, unless the context otherwise requires, shall be deemed to refer to April 27, 2021. The words “hereof,” “herein,” “herewith,” “hereby” and “hereunder” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement.
    8.5    Expenses. The Corporation shall pay all (i) reasonable and documented and invoiced out-of-pocket costs and expenses incurred by (A) Ares Capital Management LLC and its Affiliates and (B) any other Holder that, together with its Affiliates, holds a majority of the Senior Preferred Stock outstanding and such Holder’s Affiliates (without duplication) (limited, in the case of legal fees and expenses, to the reasonable, documented and invoiced fees, disbursements and other charges of Cahill Gordon & Reindel LLP and to the extent reasonably determined by Ares Capital Management LLC or such other Holder to be necessary, one local counsel and one regulatory counsel in each applicable jurisdiction (which may include a single special counsel acting in multiple jurisdictions) and, in the case of an actual or reasonably potential conflict of interest where Holder affected by such conflict notifies the Corporation of the existence of such conflict and thereafter retains its own counsel, one additional conflicts counsel (and, to the extent reasonably determined by Ares Capital Management LLC or such other Holder to be necessary, one additional conflicts local counsel and regulatory counsel in each applicable jurisdiction) for the affected Holders similarly situated and such other counsel retained with the

Corporation’s consent (such consent not to be unreasonably withheld or delayed)), in connection with (x) the preparation, negotiation, execution and delivery of the Financing Agreements including any stamp, issuance, transfer or similar taxes that may be payable in respect of the execution and delivery of any Financing Agreement or the issuance, delivery or acquisition of the Senior Preferred Stock and the Warrants, (y) the administration of the Financing Agreements or (z) any amendments, modifications or waivers of the provisions thereof (or proposed amendments, modifications or waivers of the provisions thereof), and (ii) all reasonable and documented and invoiced out-of-pocket expenses incurred by (A) Ares Capital Corporation and its Affiliates and (B) any other Holder that, together with its Affiliates, holds a majority of the Senior Preferred Stock outstanding and such Holder’s Affiliates (including the fees, disbursements and other charges of counsel for Ares Capital Corporation, such Holder or such Affiliate) in connection with the enforcement, protection or preservation of any rights or remedies (I) in connection with the Financing Agreements (including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Laws), including its rights under this Section 8.5 or (II) in connection with the Senior Preferred Stock and the Warrants issued hereunder, including all such out-of-pocket costs and expenses incurred during any workout, restructuring or negotiations in respect of such Senior Preferred Stock or the Warrants; provided that such counsel shall be limited to one lead counsel and one local counsel in each applicable jurisdiction (exclusive of any reasonably necessary special counsel) (and, in the case of an actual or reasonably potential conflict of interest, where Ares Capital Corporation or such other Holder affected by such conflict notifies the Corporation of the existence of such conflict and thereafter retains its own counsel, one additional conflicts counsel (and, to the extent reasonably determined by Ares Capital Corporation or such other Holder to be necessary, one additional conflicts local counsel and regulatory counsel in each applicable jurisdiction)) and such other counsel as may be retained with the Corporation’s consent (such consent not to be unreasonably withheld or delayed).
8.6    Further Assurances. Each party to this Agreement shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such agreements, certificates, instruments and documents as the other party hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the purchase of the Senior Preferred Stock and the Warrants.
    8.7    No Third-Party Beneficiaries. No person or entity not a party to this Agreement shall be deemed to be a third-party beneficiary hereunder or entitled to any rights hereunder, except as expressly provided in this Agreement. Any Holders that are not also Investors are express third-party beneficiaries of the provisions of this Agreement.
    8.8    Successors and Assigns. The provisions of this Agreement shall inure to the benefit of and be binding upon the successors of each of the parties hereto. Notwithstanding the foregoing, (a) the Corporation shall not assign or delegate any of its rights or obligations under this Agreement without the prior written consent of the Required Holders, (b) no Investor shall assign or delegate any of its rights or obligations under this Agreement to any Disqualified Institution, and (c) other than with respect to an assignment by an Investor to another Investor or an assignment to which the Corporation has consented, no assignment by an Investor shall relieve the assigning Investor of any obligations under this Agreement.
    8.9    Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior documents, agreements and understandings, both written and verbal, among the parties with respect to the subject matter hereof and the consummation of the issuance and sale of the Senior Preferred Stock and the Warrants.

    8.10    Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, then, if possible, such illegal, invalid or unenforceable provision will be modified to such extent as is necessary to comply with such present or future laws, and the parties hereto hereby agree to replace such illegal, invalid or unenforceable provision with a legal, valid and enforceable arrangement which in its economic effect shall be as close as possible to the illegal, invalid or unenforceable provision and such modification shall not affect any other provision hereof; provided that if such provision may not be so modified, such illegality, invalidity or unenforceability will not affect any other provision, but this Agreement will be reformed, construed and enforced as if such invalid, illegal or unenforceable provision had never been contained herein.
8.11     GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK; PROVIDED THAT SOLELY WITH RESPECT TO THE SATISFACTION OF THE CONDITIONS FOR THE ACQUISITION SET FORTH IN SECTION 5.2 (A) THE INTERPRETATION OF THE DEFINITION OF “COMPANY MATERIAL ADVERSE EFFECT” (AS DEFINED IN THE MERGER AGREEMENT) AND WHETHER THERE SHALL HAVE OCCURRED A “COMPANY MATERIAL ADVERSE EFFECT”, (B) WHETHER THE SPECIFIED MERGER AGREEMENT REPRESENTATIONS ARE ACCURATE AND WHETHER AS A RESULT OF A BREACH OR INACCURACY THEREOF THE CORPORATION (OR ITS AFFILIATE) HAS THE RIGHT TO TERMINATE ITS OBLIGATIONS UNDER THE MERGER AGREEMENT, OR TO DECLINE TO CONSUMMATE THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT AND (C) WHETHER THE ACQUISITION HAS BEEN CONSUMMATED IN ACCORDANCE WITH THE TERMS OF THE MERGER AGREEMENT, IN EACH CASE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS (AS DEFINED IN THE MERGER AGREEMENT) OF THE STATE OF DELAWARE AS APPLIED TO THE MERGER AGREEMENT, WITHOUT GIVING EFFECT TO PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD REQUIRE OR PERMIT THE APPLICATION OF LAWS (AS DEFINED IN THE MERGER AGREEMENT) OF ANOTHER JURISDICTION.
ANY ACTION BROUGHT BY ANY PARTY TO THIS AGREEMENT AGAINST ANOTHER PARTY TO THIS AGREEMENT CONCERNING THIS AGREEMENT OR THE CONSUMMATION OF THE PURCHASE OF THE SENIOR PREFERRED STOCK AND THE WARRANTS SHALL BE BROUGHT ONLY IN THE STATE COURTS OF NEW YORK OR IN THE FEDERAL COURTS, IN EACH CASE, LOCATED IN THE STATE AND COUNTY OF NEW YORK. THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVE ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED HEREUNDER AND SHALL NOT ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE OR BASED UPON FORUM NON CONVENIENS. THE PARTIES EXECUTING THIS AGREEMENT AGREE TO SUBMIT TO THE IN PERSONAM JURISDICTION OF SUCH COURTS AND HEREBY IRREVOCABLY WAIVE TRIAL BY JURY. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUIT, ACTION OR PROCEEDING IN CONNECTION WITH THIS AGREEMENT BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF.

NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.
8.12     Counterparts. This Agreement may be executed in one or more counterparts, including electronic .pdf file, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to each of the other parties, it being understood that all parties need not sign the same counterpart. The words “execution,” “execute,” “signed,” “signature,” and words of like import in or related to this Agreement or any other document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Investors, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.
PRIORITY TECHNOLOGY HOLDINGS, INC. By:    /s/ Thomas Priore
Name: Thomas Priore
Title: President, Chief Executive Officer, and
Chairman

                         Priority Technology Holdings, Inc.
                         2001 Westside Parkway, Suite 155
                         Alpharetta, Georgia 30004
                         Attention: Tom Priore
                         Email: tpriore@pps.io

with a copy to:
Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York 10022
Attention: Michael E. Gilligan and Xavier Kowalski
Email: michael.gilligan@srz.com and xavier.kowalski@srz.com
[Signature Page to Preferred Stock Purchase Agreement]

Ares Capital Corporation

By: __/s/ Joshua Bloomstein    __
    Name: Joshua Bloomstein
    Title: Authorized Signatory

                         Ares Capital Corporation
                         245 Park Avenue, 44th Floor
                         New York, NY 10167
                         Attention: MiddleOfficeDL
                         Email: MiddleOfficeDL@aresmgmt.com
with a copy to:
Cahill Gordon & Reindel LLP
32 Old Slip
New York, New York 10005
Attention: John Papachristos, Esq.
Email: jpapachristos@cahill.com

[Signature Page to Preferred Stock Purchase Agreement]

Ares Centre Street Partnership, L.P.
By: Ares Centre Street GP, Inc., as general partner

By: __/s/ Joshua Bloomstein    __
    Name: Joshua Bloomstein
    Title: Authorized Signatory

                         Ares Capital Corporation
                         245 Park Avenue, 44th Floor
                         New York, NY 10167
                         Attention: MiddleOfficeDL
                         Email: MiddleOfficeDL@aresmgmt.com
with a copy to:
Cahill Gordon & Reindel LLP
32 Old Slip
New York, New York 10005
Attention: John Papachristos, Esq.
Email: jpapachristos@cahill.com

[Signature Page to Preferred Stock Purchase Agreement]

Ares PCS PF Equity Holdings LLC
By: Ares Capital Management LLC, its Servicer

By: __/s/ Joshua Bloomstein    __
    Name: Joshua Bloomstein
    Title: Authorized Signatory

                         Ares Capital Corporation
                         245 Park Avenue, 44th Floor
                         New York, NY 10167
                         Attention: MiddleOfficeDL
                         Email: MiddleOfficeDL@aresmgmt.com
with a copy to:
Cahill Gordon & Reindel LLP
32 Old Slip
New York, New York 10005
Attention: John Papachristos, Esq.
Email: jpapachristos@cahill.com

[Signature Page to Preferred Stock Purchase Agreement]

Ares Jasper Fund, L.P.
By: Ares Capital Management LLC, its investment manager

By: __/s/ Joshua Bloomstein    __
    Name: Joshua Bloomstein
    Title: Authorized Signatory

                         Ares Capital Corporation
                         245 Park Avenue, 44th Floor
                         New York, NY 10167
                         Attention: MiddleOfficeDL
                         Email: MiddleOfficeDL@aresmgmt.com
with a copy to:
Cahill Gordon & Reindel LLP
32 Old Slip
New York, New York 10005
Attention: John Papachristos, Esq.
Email: jpapachristos@cahill.com

[Signature Page to Preferred Stock Purchase Agreement]

Ares ND Credit Strategies Fund LLC
By: Ares Capital Management LLC, its account manager

By: __/s/ Joshua Bloomstein    __
    Name: Joshua Bloomstein
    Title: Authorized Signatory

                         Ares Capital Corporation
                         245 Park Avenue, 44th Floor
                         New York, NY 10167
                         Attention: MiddleOfficeDL
                         Email: MiddleOfficeDL@aresmgmt.com
with a copy to:
Cahill Gordon & Reindel LLP
32 Old Slip
New York, New York 10005
Attention: John Papachristos, Esq.
Email: jpapachristos@cahill.com

[Signature Page to Preferred Stock Purchase Agreement]

Ares Credit Strategies Insurance Dedicated Fund
Series Interests of the SALI Multi-Series Fund, L.P.
By: Ares Management LLC, its investment subadvisor
By: Ares Capital Management LLC, as subadvisor

By: __/s/ Joshua Bloomstein    __
    Name: Joshua Bloomstein
    Title: Authorized Signatory

                         Ares Capital Corporation
                         245 Park Avenue, 44th Floor
                         New York, NY 10167
                         Attention: MiddleOfficeDL
                         Email: MiddleOfficeDL@aresmgmt.com
with a copy to:
Cahill Gordon & Reindel LLP
32 Old Slip
New York, New York 10005
Attention: John Papachristos, Esq.
Email: jpapachristos@cahill.com

[Signature Page to Preferred Stock Purchase Agreement]

Ares SDL Blocker Holdings LLC

By: __/s/ Joshua Bloomstein    __
    Name: Joshua Bloomstein
    Title: Authorized Signatory

                         Ares Capital Corporation
                         245 Park Avenue, 44th Floor
                         Attention: MiddleOfficeDL
                         Email: MiddleOfficeDL@aresmgmt.com

with a copy to:
Cahill Gordon & Reindel LLP
32 Old Slip
New York, New York 10005
Attention: John Papachristos, Esq.
Email: jpapachristos@cahill.com

[Signature Page to Preferred Stock Purchase Agreement]

Ares SFERS Credit Strategies Fund LLC
By : Ares Capital Management LLC, its investment manager

By: __/s/ Joshua Bloomstein    __
    Name: Joshua Bloomstein
    Title: Authorized Signatory

                         Ares Capital Corporation
                         245 Park Avenue, 44th Floor
                         New York, NY 10167
                         Attention: MiddleOfficeDL
                         Email: MiddleOfficeDL@aresmgmt.com
with a copy to:
Cahill Gordon & Reindel LLP
32 Old Slip
New York, New York 10005
Attention: John Papachristos, Esq.
Email: jpapachristos@cahill.com

[Signature Page to Preferred Stock Purchase Agreement]

Chimney Tops Loan Fund, LLC
By: Ares Capital Management LLC, its Account Manager

By: __/s/ Joshua Bloomstein    __
    Name: Joshua Bloomstein
    Title: Authorized Signatory

                         Ares Capital Corporation
                         245 Park Avenue, 44th Floor
                         New York, NY 10167
                         Attention: MiddleOfficeDL
                         Email: MiddleOfficeDL@aresmgmt.com
with a copy to:
Cahill Gordon & Reindel LLP
32 Old Slip
New York, New York 10005
Attention: John Papachristos, Esq.
Email: jpapachristos@cahill.com

[Signature Page to Preferred Stock Purchase Agreement]

Ares Direct Finance I LP
By: Ares Capital Management LLC, its investment manager

By: __/s/ Joshua Bloomstein    __
    Name: Joshua Bloomstein
    Title: Authorized Signatory

                         Ares Capital Corporation
                         245 Park Avenue, 44th Floor
                         New York, NY 10167
                         Attention: MiddleOfficeDL
                         Email: MiddleOfficeDL@aresmgmt.com
with a copy to:
Cahill Gordon & Reindel LLP
32 Old Slip
New York, New York 10005
Attention: John Papachristos, Esq.
Email: jpapachristos@cahill.com

[Signature Page to Preferred Stock Purchase Agreement]

APF HOLDINGS III, L.P.
By: Ares Alternative Credit Management LLC, its manager

By: __/s/ Joshua Bloomstein    __
    Name: Joshua Bloomstein
    Title: Authorized Signatory

                         Ares Capital Corporation
                         245 Park Avenue, 44th Floor
                         New York, NY 10167
                         Attention: MiddleOfficeDL
                         Email: MiddleOfficeDL@aresmgmt.com
with a copy to:
Cahill Gordon & Reindel LLP
32 Old Slip
New York, New York 10005
Attention: John Papachristos, Esq.
Email: jpapachristos@cahill.com

[Signature Page to Preferred Stock Purchase Agreement]